UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Cleco Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Proxy Statement

and

Notice of

Annual Meeting

of Shareholders

to be held on

April 27, 2012

March 16, 2012

CLECO CORPORATION

2030 DONAHUE FERRY ROAD

PINEVILLE, LOUISIANA 71360-5226

NOTICE OF

ANNUAL MEETING

OF SHAREHOLDERS

TIME	9:00 a.m., Central time, on Friday, April 27, 2012

PLACE	Country Inn & Suites by Carlson 2727 Monroe Highway Pineville Convention Center, Ft. Randolph Room Pineville, Louisiana 71360

ITEMS OF BUSINESS	(1) To elect three directors, each of whom will serve a three-year term expiring in 2015, or until their successors are elected and qualified.

(2)    To consider and act on a proposal to ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

(3) To consider and act on an advisory vote to approve the compensation of Cleco Corporation’s named executive officers as described in the accompanying proxy statement.

(4)    To consider and act on a shareholder proposal to require Cleco Corporation to issue a sustainability report that includes a comprehensive discussion of Cleco Corporation’s sustainability risks and opportunities, including an analysis of material water-related risks.

(5) To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

RECORD DATE	You can vote if you were a shareholder of record as of the close of business on March 1, 2012.

ANNUAL REPORT	Our 2011 Annual Report and Form 10-K for the fiscal year ended December 31, 2011, neither of which is a part of the proxy soliciting material, are enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Please mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope, or vote through the Internet as described in the enclosed proxy card. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

Julia E. Callis
Associate General Counsel & Corporate Secretary March 16, 2012

CLECO CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2012

PROXY STATEMENT

Cleco Corporation is furnishing you this proxy statement because you are a holder of Cleco common stock. The Cleco board of directors is soliciting proxies for use at the Cleco annual meeting of shareholders and at any adjournments or postponements of the annual meeting. The annual meeting will be held at 9:00 a.m., Central time, on Friday, April 27, 2012, at the Country Inn & Suites by Carlson, 2727 Monroe Highway, Pineville Convention Center, Ft. Randolph Room, Pineville, Louisiana 71360 (please see the map included as Appendix A). The voting stock of Cleco consists of shares of common stock, with each share of common stock entitling its owner to one vote. At the annual meeting, holders of record of Cleco common stock at the close of business on March 1, 2012 will be entitled to vote upon proposals relating to:

•	the election of three directors, each of whom will serve until the annual meeting in 2015, or until their successors are elected and qualified;

•

the ratification of the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

•	a non-binding advisory vote to approve the compensation of Cleco Corporation’s named executive officers as described in the
“Compensation Discussion and Analysis” and “Executive Officers Compensation” sections of this proxy statement;

•

a proposal to require Cleco Corporation to issue a sustainability report that includes a comprehensive discussion of Cleco Corporation’s sustainability risks and opportunities, including an analysis of material water-related risks; and

•	the consideration of any other business that may properly come before the meeting.

The board of directors recommends that you vote “FOR” the election of the three nominees for director, “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm, “FOR” the approval of the compensation of Cleco Corporation’s named executive officers and “AGAINST” the proposal to require Cleco Corporation to issue a sustainability report.

This proxy statement and the accompanying proxy card are being mailed first on or about March 16, 2012 to record shareholders of Cleco as of the close of business on March 1, 2012.

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	1

PROPOSAL NUMBER 4 - CONSIDERATION OF A PROPOSAL TO REQUIRE CLECO TO ISSUE A SUSTAINABILITY REPORT	52

ANNUAL REPORT	54

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE SHAREHOLDERS	54

PROPOSALS BY SHAREHOLDERS	54

OTHER MATTERS	56

APPENDIX A - MAP OF LOCATION OF ANNUAL MEETING SITE	A-1

INTRODUCTION

General

This is the proxy statement of Cleco Corporation. Unless the context clearly indicates otherwise or unless otherwise noted, all references in this proxy statement to “Cleco” or the “Company” mean Cleco Corporation.

Proxy Solicitation

The enclosed proxy is solicited on behalf of the Cleco board of directors to be voted at the annual meeting. The management of Cleco will solicit proxies by mail, telephone, facsimile, the Internet or overnight delivery. Proxies also may be solicited in advertisements and in person by Cleco officers and employees. Cleco has hired Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902, to assist in the solicitation of proxies. Morrow’s fee is approximately $9,000 plus expenses. Other than Morrow, no specially engaged solicitors will be retained to solicit proxies. Cleco is responsible for the payment of all expenses of the solicitation, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Cleco common stock.

All duly executed proxies will be voted in accordance with their instructions. If no instructions are in an executed proxy, the shares represented by such proxy will be voted at the annual meeting or any adjournments or postponements thereof “FOR” the election of the three nominees for director, “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2012, “FOR” the approval of the compensation of Cleco’s named executive officers, “AGAINST” the proposal to require Cleco to prepare a sustainability report and in the discretion of the persons named in the proxy on any other business that may properly come before the annual meeting. Management is not aware of any other matters that are likely to be brought before the annual meeting.

Cleco’s principal executive offices are located at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and Cleco’s telephone number is (318) 484-7400. Cleco’s homepage on the Internet is located at www.cleco.com.

Record Date and Voting Rights

Holders of record of outstanding common stock as of the close of business on March 1, 2012 are entitled to receive notice of and to vote at the annual meeting. As of March 1, 2012, there were 60,823,673 shares of Cleco common stock outstanding. As of March 1, 2012, all officers and directors of Cleco, as a group, beneficially owned 2.2% of the outstanding shares of Cleco common stock.

This proxy provides you with the opportunity to specify your approval or disapproval of, or abstention with respect to, the following proposals:

•	Proposal 1 – the election of three directors to serve until the 2015 annual meeting of shareholders, or until their successors are elected and qualified;

•	Proposal 2 – the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

•

Proposal 3 – the consideration of a non-binding advisory vote to approve the compensation of Cleco’s named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Officers Compensation” sections of this proxy statement; and

•

Proposal 4 – the consideration of a shareholder proposal to require Cleco to issue a sustainability report that includes a comprehensive discussion of Cleco’s sustainability risks and opportunities, including an analysis of material water-related risks.

Generally (except in the case of the election of directors, as discussed below), under Louisiana law and Cleco’s Amended and Restated Articles of Incorporation and Bylaws, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is counted as a vote “against” the matter subject to the abstention. Under Louisiana law and Cleco’s Bylaws, a quorum is based upon the number of outstanding shares of voting stock, including shares relating to abstentions. Shares registered in the names of brokers or other “street name” nominees for which proxies are voted on some but not all matters will be considered to be present at the meeting for quorum purposes, but will be considered to be voted only as to those matters actually voted and will not be considered as voting for any purpose as to the matters to which no vote is indicated (commonly referred to as “broker non-votes”). The New York Stock Exchange (“NYSE”) precludes brokers from exercising voting discretion on certain proposals, including the election of directors, executive compensation proposals and other “non-routine” proposals. The only “routine” proposal that will be voted on at the 2012 annual meeting, and for which brokers may exercise discretion, is Proposal 2.

Election of directors is by plurality of the voting stock, with each holder of Cleco common stock being able to cast as many votes as equal the number of such holder’s shares of common stock multiplied by the number of directors to be elected. Each holder of Cleco common stock may cumulate all or any part of these votes for one or more of the nominees. Abstentions and broker non-votes are treated as votes not cast and will have no effect on the election of directors. The affirmative vote of the majority of the shares present and entitled to vote on the matter is required for adoption of the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm, for approval of the compensation of Cleco’s named executive officers and for approval of the shareholder proposal to require Cleco to provide a sustainability report; accordingly, abstentions

4	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

applicable to shares represented at the meeting will have the same effect as votes against these proposals, and broker non-votes will have no effect on the outcome of these proposals.

One of the matters that will be presented to a vote of shareholders at the 2012 annual meeting is advisory in nature and will not be binding on Cleco or Cleco’s board of directors: approval of the compensation of Cleco’s named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Officers Compensation” sections of this proxy statement. Shareholders also may choose to abstain from voting on this matter; however, an abstention will have the same effect as a vote against the proposal.

The proxy enclosed for record holders of voting stock is for the number of shares registered in your name with Cleco, together with any additional full shares held in your name in Cleco’s Dividend Reinvestment Plan.

If you are an employee of Cleco and participate in the Cleco Savings and Investment Plan (“401(k) Savings Plan”), you may vote the number of shares of Cleco common stock equivalent to your interest in the Cleco common stock fund of the 401(k) Savings Plan as of the close of business on March 1, 2012, the record date for the annual meeting. Additionally, if you are an employee of Cleco and participate in the Cleco Employee Stock Purchase Plan (“Stock Purchase Plan”), you may vote the number of shares of Cleco common stock purchased with your payroll deductions as of the record date. In any case, complete and return the proxy card being mailed with this proxy statement, or follow the directions on the proxy card to vote through the Internet. The trustee under the 401(k) Savings Plan and/or the custodian under the Stock Purchase Plan will vote the shares allocated to your account(s) according to your instructions. If you do not send instructions within the time required, the share equivalents credited to your account(s) will not be voted.

Please call Cleco’s Office of Shareholder Assistance at 1-800-253-2652 with any questions relating to the proposals to be considered at the annual meeting.

Execution and Revocation of Your Proxy

Shares represented by proxies properly signed and returned will be voted at the annual meeting in accordance with the shareholder’s specifications. If a proxy is signed but no voting specification is made, then the shares represented by the proxy will be voted “FOR” the election of the three nominees for director, “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2012, “FOR” the approval of the compensation of Cleco’s named executive officers, “AGAINST” the shareholder proposal to require Cleco to issue a sustainability report and in the discretion of the persons named in the proxy on any other business that may properly come before the annual meeting.

A shareholder who gives a proxy may revoke it at any time before the proxy is voted at the annual meeting. To revoke a proxy, a written instrument signed in the same manner as the proxy must be delivered to the corporate secretary of Cleco at or before the annual meeting. Also, a shareholder who attends the annual meeting in person may vote by ballot at the meeting, thereby cancelling his or her proxy.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for Cleco’s Shareholder Meeting to be held on April 27, 2012. This proxy statement, the related proxy cards, the 2011 Annual Report and the 2011 Form 10-K are available on Cleco’s web site. To access the documents, please go to www.cleco.com; Investor Relations—Proxy Statements and www.cleco.com; Investor Relations—Annual Reports.

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	5

PROPOSAL NUMBER 1 – ELECTION OF THREE CLASS III DIRECTORS

PROPOSAL NUMBER 1 – ELECTION OF THREE CLASS III DIRECTORS

Cleco’s Bylaws provide for the division of Cleco’s board of directors into three classes, Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the number of directors constituting the whole board. Cleco’s board of directors currently has a total of 10 directors: three are in Class I (including Brigadier General Sherian G. Cadoria, who will retire effective as of the date of the 2012 annual meeting of shareholders, as discussed below), four are in Class II and three are in Class III. The term of each directorship is three years. The terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. The three Class III director positions are proposed for election this year to serve as members of Cleco’s board of directors until the annual meeting of shareholders in 2015, or until their successors are elected and qualified.

The persons named in the accompanying proxy may act with discretionary authority to cumulate the votes attributable to shares of Cleco common stock represented by the proxy and to vote for other nominees upon the unavailability of a named nominee, although management is not aware of any circumstance likely to render any of the named nominees unavailable for election. Unless a shareholder specifies otherwise, the persons named in the accompanying proxy intend to vote in favor of the nominees listed below. The three persons who receive the most votes cast will be elected as directors.

All of the nominees listed below currently serve as directors of Cleco. Directors who are members of Classes I and II, who are continuing as directors at this time and whose terms of office expire in 2013 and 2014, respectively, are named below following the information concerning the three nominees for election as Class III directors. Brigadier General

Sherian G. Cadoria, who has served as a director since 1993, will retire from the board of directors effective as of the date of the 2012 annual meeting of shareholders, since she has reached the retirement age for outside directors specified in Cleco’s Bylaws.

The Nominating/Governance Committee is following the steps discussed beginning on page 13 under “Director Nomination Process” to determine whether to add a director to the board following General Cadoria’s retirement. In 2010, the Nominating/Governance Committee reached a consensus that a board composed of 9 to 10 directors functions well for Cleco. During 2012, the Nominating/Governance Committee will continue to assess the size of Cleco’s board of directors in light of the retirement of Brigadier General Cadoria, as well as upcoming retirements. The Nominating/Governance Committee may determine to engage an executive search firm to assist in the recruitment of new board members, and the Nominating/Governance Committee will work to identify attributes of potential new board members to determine those attributes that will be most useful in the work of the board. Depending upon the outcome of the work of the Nominating/Governance Committee, the board may determine to appoint one or more board members as recommended by the Nominating/Governance Committee. At the time of the mailing of this proxy statement, the work of the Nominating/Governance Committee is not complete and no candidates other than those listed below are being nominated for consideration at the 2012 annual meeting of shareholders.

Cleco’s board of directors unanimously has approved the nomination of the three nominees for Class III director and recommends that you vote “FOR” the election of the three nominees for Class III director.

6	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

PROPOSAL NUMBER 1 – ELECTION OF THREE CLASS III DIRECTORS

About the Nominated and Continuing Directors

Our board of directors is responsible for overseeing the business and affairs of Cleco. As shareholders, you elect the board as your representatives. Our goal is to assemble a board that encourages a culture that promotes candid communication and rigorous decision-making with robust participation by directors in board discussions and that is sufficiently independent-minded and challenging of management. When reviewing the results of the annual board evaluation and assessing directors for the board, the Nominating/Governance Committee looks at the overall mix of the nominees’ and continuing directors’ balance of skills and experience, as well as qualities such as leadership in their occupations, accomplishments, diversity, integrity and a commitment to devote the time and attention needed to discharge their duties to the Company (see “—Independence and Organization of the Board of Directors” and “—Director Nomination Process” below for more information on the process for identifying and evaluating nominees for director).

Below is information concerning the three nominees for election as Class III directors at the annual meeting, as well as the continuing Class I and Class II directors, including the business experience and any public company directorships held by each during the past five years, areas of expertise and any specified legal proceedings involving each during the past ten years.

Class III Directors (nominees to be elected at the 2012 annual meeting; terms of office expire in 2015)

J. Patrick Garrett, who is retired, was employed by Windsor Food Company Ltd., a privately held company engaged in the food processing business, where he served as president and chief executive officer (“CEO”) from 1995 until 1999. Mr. Garrett, who is 68 years old, has been a director of Cleco since 1981. Mr. Garrett is chairman of the board of directors and chairman of the Executive and Nominating/Governance Committees. Mr. Garrett also presides over executive sessions of non-management directors.

Mr. Garrett received his law degree from Columbia University School of Law in 1968. He practiced law with the firm of Baker Botts L.L.P. for over 25 years, specializing in corporate law. Mr. Garrett had a special interest in corporate governance as a member of the Corporate Laws committee which has responsibility for promulgation of and revisions to the Model Business Corporation Act, and he served as chairman of the State Bar of Texas committee which recommends legislative revisions to Texas business organization statutes. Mr. Garrett’s business experience as president and CEO of Windsor Food Company together with his experience in corporate legal and governance matters positions him well as a skilled advisor and Cleco’s chairman of the board.

Elton R. King, who is retired, was employed as president and CEO of Visual Networks, Inc., a company engaged in providing application performance and network management solutions, from June 2001 until August 2002 and also served as a member of its board of directors during that time. Mr. King retired from BellSouth Telecommunications, Inc. (“BellSouth”) in 1999, where he had been employed for more than five years, serving most recently as the president of its network and carrier services group. Mr. King, who is 65 years old, has been a director of Cleco since 1999 and is a member of the Finance and Nominating/Governance Committees. He also served as a director of Hibernia Corporation and Hibernia National Bank until November 2005.

Mr. King joined BellSouth in 1968 after graduating from Mississippi State University with a degree in electrical engineering. He worked his way up through the organization to the leadership of the 35,000-employee network and carrier services group. During his 31-year career with BellSouth, Mr. King served in various leadership positions in company operations in Alabama, Louisiana and Mississippi. While serving as BellSouth’s Louisiana state president, Mr. King played a major role in the economic development of the New Orleans area. He led the effort to create the MetroVision Economic Development Partnership, which promotes economic growth in nine southeastern Louisiana parishes. Mr. King’s business acumen and drive for innovation and growth make him a valuable member of Cleco’s board of directors.

Shelley Stewart, Jr. has served as senior vice president, operational excellence & chief procurement officer of Tyco International Limited (“Tyco”), a publicly held company headquartered in Princeton, New Jersey, since 2003. He also served as vice president of Tyco’s supply chain management from 2003 until 2006. Prior to joining Tyco, Mr. Stewart was senior vice president of supply chain for Invensys PLC, a global technology group, from 2001 until 2003. Mr. Stewart is 58 years old and became a director of Cleco in April 2010. He is a member of the Audit and Nominating/Governance Committees.

Mr. Stewart received his master’s degree in business administration from the University of New Haven in 1990. Throughout his career, Mr. Stewart has held numerous positions of increasing responsibility, including senior-level supply chain and operational duties with leading industrial companies. Mr. Stewart has a special interest in strategic sourcing and lean operational excellence as the chairman of the board of directors of the Institute for Supply Management, the world’s largest supply management association. Mr. Stewart’s global experience in developing and managing highly effective, cross-functional teams, as well as his extensive supply chain and operational experience, position him well to serve on the board of directors and as a member of the Audit and Nominating/Governance Committees.

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	7

PROPOSAL NUMBER 1 – ELECTION OF THREE CLASS III DIRECTORS

Class I Directors (terms of office expire in 2013)

Logan W. Kruger served as the president, CEO and a director of Century Aluminum Company (“Century”), a publicly held company owning primary aluminum capacity in the United States and Iceland from December 2005 until November 2011. Prior to that time, Mr. Kruger was employed by Inco Limited, a publicly held company engaged in the mining, processing and marketing of nickel and nickel-related products, where he served as executive vice president of technical services from September 2003 until September 2005 and as president, Inco Asia Pacific from September 2005 until November 2005. Mr. Kruger is 61 years old and became a director of Cleco in 2008. He is a member of the Audit and Compensation Committees.

Mr. Kruger has spent over 30 years in the commodities business, including his early career with Anglo American’s gold, uranium and coal companies. He served in various positions of increasing responsibility over mining operations and technical services, which contributed to his deep understanding of the energy business. With his years of managerial experience, Mr. Kruger brings to the board of directors demonstrated management ability at senior levels and a strong operations-oriented perspective. In his role as CEO at Century, he gained valuable experience evaluating the results of a public corporation, which contributes to his service as a member of Cleco’s Audit Committee.

Mr. Kruger left Century in November of 2011 and initiated a lawsuit against Century in the Superior Court of California, Monterey County, on November 14, 2011. That proceeding is currently stayed pending arbitration between the parties. Mr. Kruger’s complaint alleges that Century forced him out of his position without cause after he refused to vote for a Century stock repurchase program proposed by Glencore International Plc, the majority shareholder of Century, based on legal concerns.

Bruce A. Williamson has served as president and CEO of Cleco Corporation since July 2011. Prior to joining Cleco, Mr. Williamson was chairman, president and CEO of Dynegy, Inc. from 2004 until 2011, and was president and CEO from 2002 to 2004. Mr. Williamson, who is 52 years old, joined the board of directors in July 2011 and is a member of the Executive Committee.

Mr. Williamson serves as a member of the board of directors for Questar Corporation and is on the University of Houston Dean’s Advisory Board. Mr. Williamson earned his master’s degree in business administration from the University of Houston in 1995. He has held numerous positions of increasing responsibility in finance and corporate development. Mr. Williamson’s 30+ years of broad energy industry and financial experience position him well to serve as a member of the board of directors and as the Company’s president and CEO.

Class II Directors (terms of office expire in 2014)

William L. Marks, who is retired, was CEO and chairman of the board of directors of Whitney Holding Corporation (“Whitney”), a bank holding company engaged in commercial, retail and international banking services, as well as brokerage, investment, trust and mortgage services, and Whitney National Bank for more than five years before retiring in March 2008. Mr. Marks, who is 69 years old, has been a director of Cleco since 2001 and is chairman of the Finance Committee and a member of the Compensation and Executive Committees. He also has served as a director of Adtran, Inc., a global provider of networking and communications equipment, since 1993.

Mr. Marks spent over 40 years in the banking business where he held various positions of increasing responsibility, including his position as CEO and chairman of the board of directors of Whitney. Mr. Marks oversaw the implementation of Whitney’s compliance with the Sarbanes-Oxley Act of 2002. The depth and breadth of his exposure to complex financial issues during his career make him a skilled advisor as chairman of Cleco’s Finance Committee.

Robert T. Ratcliff, Sr. has been chairman and CEO of Ratcliff Construction Company, LLC, a company primarily engaged in the design and construction of industrial, commercial and governmental facilities, for more than five years. Mr. Ratcliff is the chairman of Ratcliff Construction, LP and Ratcliff Development, LLC, two companies that are engaged in the design, construction and development of industrial, commercial and governmental facilities. Mr. Ratcliff, who is 69 years old, has been a director of Cleco since 1993 and is a member of the Audit and Finance Committees. He also served as a director of Hibernia Corporation and Hibernia National Bank from 1993 until November 2005.

Mr. Ratcliff received his degree in business administration from Tulane University (New Orleans, LA) in 1964. He has served in various roles as a national bank director for over 10 years. Mr. Ratcliff’s business experience ranges from operational to financial in his position as chairman and CEO of The Ratcliff Companies. With his understanding of what makes businesses work effectively and efficiently, Mr. Ratcliff provides valuable insight to our board of directors, especially through his service on Cleco’s Audit and Finance Committees.

8	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

PROPOSAL NUMBER 1 – ELECTION OF THREE CLASS III DIRECTORS

Peter M. Scott III, who is retired, was employed by Progress Energy, Inc., a publicly held utility company headquartered in Raleigh, North Carolina, where he served as executive vice president and chief financial officer (“CFO”) from 2000 to 2003 and 2005 to 2008. He also served as president and CEO of Progress Energy Service Company, LLC from 2004 until September 2008. Mr. Scott is 62 years old and became a director of Cleco in 2009. He is chairman of the Audit Committee and a member of the Compensation and Executive Committees.

Mr. Scott received his master’s degree in business administration from the University of North Carolina at Chapel Hill in 1977. During his career with Progress Energy, Mr. Scott’s focus was on finance, accounting, risk management, human resources and corporate governance. He also has served on the audit and finance committees of Nuclear Electric Insurance Limited, and he currently serves as both chairman of the audit committee and vice chairman of the Board of Governors at Research Triangle Institute International. He is also a member of the board of directors of Duke Realty Corporation, where he serves on the audit and finance committees. Mr. Scott serves on the Board of Visitors of the Kenan-Flagler School of Business at the University of North Carolina at Chapel Hill. Mr. Scott’s financial, audit and corporate governance experience enables him to provide critical insight as the chairman of Cleco’s Audit Committee.

William H. Walker, Jr., who is retired, was the president and a director of Howard Weil, Inc., an investment banking firm, for more than five years before retiring in 2005. Mr. Walker, who is 66 years old, has been a director of Cleco since 1996 and is chairman of the Compensation Committee and a member of the Executive, Finance and Nominating/Governance Committees.

Mr. Walker is a 1967 graduate of Mississippi State University. He has a variety of experience, including a background in sales and systems engineering with International Business Machines Corporation, as well as service in the United States Army, where he was an officer in the Adjutant General’s Corps and a teacher at the Army War College. Mr. Walker began his career in the securities business in New York in 1972. He has since been involved in many aspects of the securities business, including sales, trading, research and investment banking with respect to both debt- and equity-related instruments. Mr. Walker joined Howard Weil in 1976 and was named president in 1990. This experience enables Mr. Walker to be a valuable contributor to the board of directors, especially in his role as chairman of the Compensation Committee and as a member of the Finance and Nominating/Governance Committees.

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	9

PROPOSAL NUMBER 1 – ELECTION OF THREE CLASS III DIRECTORS

Independence and Organization of the Board of Directors

Cleco’s board of directors has delegated some of its authority to six committees. These are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating/Governance Committee and the Qualified Legal Compliance Committee. The members of those committees are identified, as appropriate, under “—Class I Directors,” “—Class II Directors” and “—Class III Directors” above. In accordance with current listing standards of the NYSE, Cleco’s board of directors has adopted categorical standards to assist it in making determinations of director independence that are required by the NYSE. These categorical standards are posted on Cleco’s web site at www.cleco.com; Investor Relations—Governance Guidelines—Independence. A copy of the standards is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The board of directors has determined that all of its directors, except Mr. Williamson, who is the president and CEO of Cleco, meet the categorical standards and are independent within the meaning of the current listing standards of the NYSE.

The Executive Committee exercises all powers of the board of directors, as defined and limited by Cleco’s Bylaws, between meetings of the full board whenever it is not desirable or practical to conduct a meeting of the full board. The Executive Committee operates under a written charter adopted by the board of directors, a copy of which is posted on Cleco’s web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. In 2011, the Executive Committee held six meetings, including one formal telephone meeting.

The Audit Committee selects Cleco’s independent registered public accounting firm, reviews the scope of audits, reviews and recommends to Cleco’s board of directors financial reporting and accounting practices, and reviews Cleco’s procedures for internal auditing and the adequacy of its system of internal accounting controls. On a quarterly basis, the Audit Committee reviews activity reported through Cleco’s Ethics Helpline, which provides a means for employees to anonymously seek guidance or report allegations of misconduct. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and operates under a written charter, a copy of which is posted on Cleco’s web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. During 2011, the Audit Committee held seven meetings, three of which were formal telephone meetings.

The Compensation Committee approves, or in some cases recommends to Cleco’s board of directors, remuneration arrangements and compensation plans involving Cleco’s officers and employees and administers the annual incentive compensation program and the granting of stock options, restricted stock and other awards to eligible employees under Cleco’s Long-Term Incentive Compensation Plan (“LTIP”), which may reference either individually or collectively (1) the 2010 Long-Term Incentive Compensation Plan (“2010 LTIP”) which became effective January 1, 2010; and/or (2) the 2000 Long-Term Incentive Compensation Plan which expired December 31, 2009. The

Compensation Committee operates under a written charter, a copy of which is posted on Cleco’s web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. In 2011, the Compensation Committee held seven meetings, three of which were formal telephone meetings.

The Finance Committee reviews and recommends to the board of directors actions related to Cleco’s dividend and investment policies, corporate financing plans and major financial undertakings. The Finance Committee operates under a written charter adopted by the board of directors, a copy of which is posted on Cleco’s web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. During 2011, the Finance Committee held five meetings.

The Nominating/Governance Committee considers and makes recommendations to the board of directors with respect to the size and composition of the board, potential candidates for membership on the board, compensation of directors, the effectiveness, structure and operation of the board, nominees for officers of Cleco and its affiliates, and changes to Cleco’s Corporate Governance Guidelines. The Nominating/Governance Committee operates under a written charter adopted by the board of directors, a copy of which is posted on Cleco’s web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. In 2011, the Nominating/Governance Committee held four meetings.

The Qualified Legal Compliance Committee receives, considers and takes action with respect to any report made or referred to the Qualified Legal Compliance Committee by an attorney, of evidence of a material violation of federal or state securities law, a material breach of fiduciary duty arising under federal or state law or similar material violation of any federal or state law, in each case by Cleco or by any officer, director, employee or agent of Cleco. Each board member who serves as a member of the Nominating/Governance Committee also serves as a member of the Qualified Legal Compliance Committee. If at any time the Nominating/Governance Committee does not include a member of the Audit Committee, the then-current chairman of the Audit Committee also shall be a member of the Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee operates under a written charter, a copy of which is posted on Cleco’s web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. During 2011, the Qualified Legal Compliance Committee held no meetings.

Cleco’s board of directors held five regular meetings and six special meetings, three of which were formal telephone meetings, during 2011. Generally, in months when a formal meeting is not held, members of Cleco’s board of directors are provided with written reports regarding the operations of Cleco, may hold informal telephone conference meetings if business needs dictate, and also are consulted informally from time to time with respect to pending business. When necessary, special meetings, including formal telephone meetings, are called as official board meetings

10	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

PROPOSAL NUMBER 1 – ELECTION OF THREE CLASS III DIRECTORS

to deal with specific action items. Cleco’s Corporate Governance Guidelines provide that executive sessions of non-management directors will be scheduled at the conclusion of all official in-person meetings of the board and its committees, although non-management directors may meet in executive session at any time. During 2011, all directors attended at least 96% of the total number of formal meetings of Cleco’s board of directors and of the committees of Cleco’s board of directors on which such directors served. Directors also are expected to attend each annual meeting of shareholders. The 2011 annual meeting of shareholders was attended by all directors serving at that time.

Cleco’s Board Leadership Structure

In July 2003, the board of directors voted to separate the CEO and board chairperson positions in response to the Nominating/Governance Committee’s assessment of “good corporate governance measures.” The Nominating/Governance Committee determined that the primary objectives of having a non-management chairperson would be to have the chairperson serve as an advisor to the CEO and to provide increased informal communication between management and the board of directors. Upon recommendation from the Nominating/Governance Committee and approval by the board of directors, Cleco’s Corporate Governance Guidelines were amended to allow for the election of a non-management chairperson. Mr. Garrett has served as the non-management chairman of Cleco’s board of directors since October 1, 2003.

The board of directors believes that separation of the CEO and board chairperson positions enhances communication between management and the board of directors and improves the overall effectiveness of the board. The board of directors also believes that separation of the positions provides a stronger corporate governance structure. In his role as chairman of the Nominating/Governance Committee, Mr. Garrett is responsible for providing leadership for all issues of corporate governance which should come to the attention of the board of directors. He serves as an advisor to the CEO and to other senior executives when requested by the CEO. In collaboration with the CEO, Mr. Garrett works to establish agendas for each board meeting and reviews pre-meeting materials provided to the board of directors and its committees. Mr. Garrett participates in on-site visits to the Company each year and facilitates and encourages constructive and useful communication between management and the board of directors. Mr. Garrett works with management to ensure that the board of directors is provided with full information on the Company and its businesses and the environment in which they operate. He also provides leadership to the board of directors regarding those matters which should come before Cleco’s annual meeting of shareholders.

Cleco’s Corporate Governance Guidelines state that the CEO of the Company will fulfill the duties of the board chairperson, if there is no elected non-management chairperson.

Cleco’s Corporate Governance Guidelines

Cleco’s Corporate Governance Guidelines were adopted by the board of directors in January 2002. These guidelines are intended to complement Cleco’s Amended and Restated Articles of Incorporation and Bylaws and address, among other things, the mission, the structure and the operation of the board of directors. The guidelines may change from time to time as the board of directors may determine such change to be in the best interest of Cleco and its shareholders. The Corporate Governance Guidelines were last revised in July 2011 and are posted on Cleco’s web site at www.cleco.com; Investor Relations—Governance Guidelines. The Corporate Governance Guidelines are also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

Cleco’s Code of Business Conduct & Ethics

Cleco has adopted a Code of Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer and treasurer. Cleco also has adopted Ethics & Business Standards applicable to all employees and the board of directors. In addition, the board of directors has adopted Conflicts of Interest and Related Policies to prohibit certain conduct and to reflect the expectation of the board of directors that its members engage in and promote honest and ethical conduct in carrying out their duties and responsibilities, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships and corporate opportunities. Under the Conflicts of Interest and Related Policies, which were last revised in April 2007, Cleco considers transactions that are reportable under the Securities and Exchange Commission’s (“SEC”) rules for transactions with related parties to be conflicts of interest and prohibits them. Any request, waiver, interpretation or other administration of the policy shall be referred to the Nominating/Governance Committee. Any recommendations by the Nominating/Governance Committee to implement a waiver shall be referred to the full board of directors for a final determination. The Code of Conduct, Ethics & Business Standards, and Conflicts of Interest and Related Policies are posted on Cleco’s web site at www.cleco.com; Investor Relations—Codes of Conduct. Each of these documents is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	11

PROPOSAL NUMBER 1 – ELECTION OF THREE CLASS III DIRECTORS

The Board of Director’s Role in Risk Oversight

Risk can take many different forms, such as operating risk, financial risk, regulatory risk, environmental risk and reputational risk. See Cleco Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (“2011 Form 10-K”), Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Cleco Power—Significant Factors Affecting Cleco Power” and “—Midstream—Significant Factors Affecting Midstream,” for additional information on the different forms of risk relevant to the Company.

The board of directors has ultimate responsibility for the Company’s risk oversight process, which is designed to support the achievement of organizational objectives and set forth strategic initiatives to improve Cleco’s long-term performance and enhance shareholder value. The Audit Committee and the Finance Committee have been delegated primary responsibility for general business risks by the board of directors. The Compensation Committee has been delegated primary responsibility for compensation risk management. These committees are responsible for evaluating the risks outlined in their respective charters and for reporting their findings, any required actions and recommendations to the full board of directors on a quarterly basis or more frequently, as necessary. The committee charters are posted on Cleco’s web site at www.cleco.com; Investor Relations—Board Committees. Copies of the charters are also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. Relevant excerpts from the charters are as follows:

Audit Committee—“Discuss policies with respect to risk assessment and risk management as those policies relate to financial reporting and fraud, and receive reports from management, the internal auditors or the independent auditors on suspected fraudulent activities.”

Finance Committee—“Review corporate risk exposure and risk management policies and practice, including a review of compliance with all debt covenants and regulatory orders pertaining to financing.”

Compensation Committee—“Monitor the executive officer compensation and benefit programs to determine if they are . . . creating proper incentives in light of the Company’s risk factors.”

In January 2010, management reported to the board of directors that it had reviewed the processes and information that support the Audit and Finance Committees’ ability to meet their oversight responsibilities and believes that such processes and information are comprehensive and adequate. The following is a summary of the procedures that form the basis of that assessment.

Audit Committee

The Audit Committee directly receives various written and verbal reports from members of management, the Company’s internal auditors and the Company’s independent registered public accounting firm. Members of management who make regular reports to the Audit Committee are the CFO, the Chief Accounting Officer, the General Manager of Internal Audit (“GMIA”) and the General Counsel.

•	The CFO reports on risks surrounding significant tax issues, taxing authority audits and reserves for tax positions.

•

The Chief Accounting Officer regularly reports on risks surrounding significant accounting issues such as deficiencies in internal controls over financial reporting, implementation of new accounting standards and key issues in the quarterly and annual financial statements and reports filed with the SEC.

•

The GMIA prepares an annual risk-based audit plan which is reviewed and approved by the Audit Committee. Revisions to the plan also are approved by the Audit Committee as needed. The GMIA provides quarterly reports to the Audit Committee on the status of completion of the audit plan and issues reports to the Audit Committee on significant risks identified in each audit, along with the steps planned by management to mitigate those risks. The GMIA also reports quarterly regarding significant ethics complaints.

•	The General Counsel reports quarterly on risks and issues surrounding material legal matters and significant regulatory compliance issues.

•

The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, annually outlines plans for its risk-based audit of Cleco’s financial statements. PricewaterhouseCoopers LLP also provides quarterly updates on the progress of its audit, along with any significant risks it has identified.

Management, the Company’s internal auditors and the Company’s independent registered public accounting firm have access to the Audit Committee through its chairman at any time as deemed necessary to report significant risks or issues identified between the regular quarterly face-to-face meetings with the Audit Committee. The Audit Committee provides guidance to management, as it deems appropriate, on methods for mitigating significant risks and requests feedback from management on the status and effectiveness of mitigation efforts.

Finance Committee

The Finance Committee receives written and verbal reports from members of management regarding the commercial and financial risks of the business. Specifically, the board of directors receives regular written reports on the following topics in conjunction with each quarterly meeting:

•

Financial Results—Detailed financial reports on a consolidated basis and for each of the Company’s key segments. Reports are accompanied by a variance analysis for performance compared against both the operating budget and prior year results.

•	Treasury Activities—Summary of financing activities that have been completed and projected for the coming year.

•	Covenant Compliance—Status of compliance with debt covenants and regulatory financing orders.

•	Capital Projects—Status updates regarding individual projects that require a cumulative capital investment greater than $10 million.

12	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

PROPOSAL NUMBER 1 – ELECTION OF THREE CLASS III DIRECTORS

•

Commodity Risk Management—Review of risk management activities, including value-at-risk calculations, hedging positions, activities of the Company’s fuel adjustment clause and updates on the Company’s counterparties and the general credit environment.

•	Retirement Plans—Report on the investment plan performance, any changes in the asset allocation or fund managers and plan funding status.

•	Investor Relations—Review of investor relations activities, including stock performance, analyst reports and other market activities.

•

Cleco Power LLC (“Cleco Power”) and Cleco Midstream Resources LLC Business and Commercial Activities—Management of these operating business subsidiaries of the Company provides an update on key activities, noting risks identified and mitigating actions.

On an annual basis and generally at its December meeting, the Finance Committee reviews and approves the operating plan for the upcoming year. Review and approval of the capital expenditure plan are conducted at the October meeting. The board of directors is presented with the key assumptions supporting the operating and capital plan along with key financial metrics at both the October and December meetings. In addition, management prepares a five-year financial plan and reviews it with the Finance Committee at least annually, including the review completed with the full board of directors at the Company’s annual strategy meeting. Also, on an annual basis, the Finance Committee is provided an update on the Company’s insurance program and the outlook for the insurance market.

Compensation Committee

The reports, analyses and decisions made by the Compensation Committee with regard to executive compensation and compensation risk assessment can be found in our CD&A beginning on page 17 of this proxy statement. As outlined in the CD&A, the Company believes it has a balanced approach to compensation design and risk that is consistent with the long-term interests of Cleco and its shareholders.

Director Nomination Process

Cleco’s Corporate Governance Guidelines set forth Cleco’s method of selecting director nominees and provide for annual evaluations of the board and the board committees as a whole. In connection with these evaluations, which were completed for the first time in 2004, Cleco’s board of directors identified, and the Nominating/Governance Committee compiled, attributes of the board’s incumbent members believed to contribute to the work of the board and its committees, including leadership, accomplishments, skills, diversity, integrity and commitment to board duties. The Nominating/Governance Committee does not have a formal policy with respect to diversity, but its charter defines diversity to include gender, race, national origin, education, professional experience and differences in viewpoint and skills. The board of directors and the Nominating/Governance Committee believe that it is essential that board members represent diverse viewpoints to function most effectively.

The Nominating/Governance Committee is responsible for developing and continuing to update the list of attributes, subject to approval by the full board of directors, for use in identifying, evaluating and selecting qualified candidates to serve on the board of directors. The Nominating/Governance Committee, in accordance with Cleco’s Corporate Governance Guidelines, seeks to create a board of directors that is strong in its collective knowledge and has a diversity of skills and experience. Out of over 30 board member skill sets listed in the annual evaluation completed for 2011, the following were rated by a majority of the board of directors as “very important” in considering future members of the board of directors: (1) planning skills and a good business background; (2) practical, mature and sound business judgment; (3) high moral and ethical standards; (4) high performance standards; and (5) a skeptical/inquiring mind with a willingness to ask tough questions.

When a position on the board of directors becomes vacant, or if the number of members on the board of directors is being increased, the Nominating/Governance Committee will review the attributes of the incumbent board members and determine the attributes that, if possessed by the new board member, would likely result in the most significant contribution to the board of directors. The Nominating/Governance Committee also will consider the skills and experience of those directors approaching retirement to ensure Cleco maintains a diverse, strong and effective board of directors. The Nominating/Governance Committee may recommend hiring a search firm to assist in identifying qualified candidates with the desired attributes. In connection with recent searches for new directors, the Nominating/Governance Committee and the board of directors updated the list of desired qualifications for candidates to include (1) experience as a CEO of a public company; (2) experience with electric utilities, energy companies, regulated industries and/or capital intensive industries; (3) experience with major strategic initiatives; (4) diversity, including race or gender; and (5) financial/audit committee experience. Persons recommended to the Nominating/Governance Committee for consideration as nominees for a vacant or new board position will then be evaluated with respect to the attributes determined by the Nominating/Governance Committee to be optimal for the vacant or new position. Following the evaluation, which may involve interviews or other procedures the Nominating/Governance Committee deems appropriate, the Nominating/Governance Committee will make a recommendation to the board of directors regarding a candidate either to be nominated at the next annual meeting of shareholders or elected by the board between such meetings. The last four directors elected were identified by a search firm which helped to match their experiences and backgrounds with the list of attributes and qualifications compiled by the Nominating/Governance Committee. Each of Messrs. Westbrook, Kruger, Scott and Stewart were elected through this process by the board of directors.

Recommendations for potential nominees may come from any source, including members of the board of directors, shareholders, self-recommendations, members of the communities Cleco serves or search firms. All persons recommended for a vacant or new board position will be given equal consideration regardless of the source of the

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	13

PROPOSAL NUMBER 1 – ELECTION OF THREE CLASS III DIRECTORS

recommendation. Cleco’s Nominating/Governance Committee did not receive from any shareholder any nominees for election as director at the 2012 annual meeting of shareholders.

Any person wishing to make a recommendation for a person to be considered by the Nominating/Governance Committee pursuant to the process described above as a potential nominee to the board of directors should direct the recommendation to the chairman of the Nominating/

Governance Committee in care of Cleco’s corporate secretary. However, Cleco is not obligated to nominate any nominee that is recommended to the Nominating/Governance Committee following these processes. Separately, Cleco’s Bylaws contain certain provisions concerning nomination of a director by a shareholder, which are described below under the caption “Proposals by Shareholders” beginning on page 54.

Communications with the Board of Directors

The Corporate Governance Guidelines provide for communications with the board of directors by shareholders and other interested persons. In order for shareholders, employees and other interested persons to make their concerns known to the board, Cleco has established a procedure for communications with the board through the non-management chairman of the board. The procedure is intended to provide a method for confidential communication, while at the same time protecting the privacy of the members of the board. Any shareholder or other interested person wishing to communicate with the board of directors, or the non-management members of the board, may do so by addressing such communication as follows:

Chairman of the Board of Directors

c/o Corporate Secretary

Cleco Corporation

P. O. Box 5000

Pineville, LA 71361-5000

Upon receipt, Cleco’s corporate secretary will forward the communication, unopened, directly to the non-management chairman of the board. The chairman of the board will, upon review of the communication, make a determination as to whether it should be brought to the attention of the other non-management members and/or the management member of the board of directors and whether any response should be made to the person sending the communication, unless the communication was made anonymously.

14	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Security Ownership of Directors and Management

The following table describes the Cleco common stock beneficially owned by Cleco directors and nominees, the executive officers named in the Summary Compensation Table below, and the directors and executive officers as a group. Shares of stock are “beneficially owned” by a person if the person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether the person has any economic interest in the shares. A person also beneficially owns shares as to which the person has the right to acquire beneficial ownership within

60 days, as in the case of the stock options set forth under the “Options Exercisable Within 60 Days” column in the following table.

All information in the table is as of February 1, 2012, and is based upon information supplied by the directors and officers. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Amount and Nature of Beneficial Ownership of Common Stock
	Direct (1)	Options Exercisable Within 60 Days (2)	Other (3)	Percent of Class
Directors and Nominees
Sherian G. Cadoria	4,033	-	21,978 (4)	*
J. Patrick Garrett	50,732	-	56,195 (4)	*
Elton R. King	47,625	-	-	*
Logan W. Kruger	8,308	-	-	*
William L. Marks	45,531	-	-	*
Robert T. Ratcliff, Sr.	34,361	10,000	20,372 (4)	*
Peter M. Scott III	7,764	-	1,800	*
Shelley Stewart, Jr.	3,615	-	-	*
William H. Walker, Jr.	73,434	10,000	41,252 (4)	*
Named Executive Officers
Bruce A. Williamson(5)	125,272	-	-	*
Darren J. Olagues	42,213	-	-	*
George W. Bausewine	77,240	-	-	*
Wade A. Hoefling	35,066	-	-	*
William G. Fontenot	50,204	-	4,266	*
Former Executive Officer
Michael H. Madison(6)	185,530	69,000	-	*
All directors, nominees and executive officers as a group (25 persons, including those listed above)	1,078,111	89,000	145,863	2.2%
*	Less than 1% of the outstanding stock of the class.

(1)	“Direct” represents shares as to which each named individual has sole voting or dispositive power, including shares of Cleco common stock allocated under the 401(k) Savings Plan and shares of common stock granted as restricted stock awards under Cleco’s LTIP. Shares of common stock under the 401(k) Savings Plan were held by the persons in the table above as follows: Mr. Williamson, 198; Mr. Olagues, 4,780; Mr. Bausewine, 9,541; Mr. Hoefling, 315; Mr. Fontenot, 10,633; and Mr. Madison, 11,618. The other executive officers included in the amount shown for all directors, nominees and executive officers as a group held 46,996 shares of common stock under the 401(k) Savings Plan. Shares of common stock awarded under the LTIP that were restricted as of February 1, 2012 were held by the persons in the table above as follows: Mr. Williamson, 76,964; Mr. Olagues, 21,638; Mr. Bausewine, 21,453; Mr. Hoefling, 19,129; Mr. Fontenot, 15,237; Mr. Madison, 64,500; and the other executive officers included in the amount shown for all directors, nominees and executive officers as a group, 95,738.

(2)	“Options Exercisable Within 60 Days” reflects the number of shares of Cleco common stock that could be purchased by exercise of options at February 1, 2012 or within 60 days thereafter under Cleco’s LTIP.

(3)	“Other” represents the number of shares of Cleco common stock as to which the named individuals share voting and dispositive power with another person and shares of phantom stock related to shares of restricted stock granted under Cleco’s LTIP.

(4)	Represents shares of phantom stock related to shares of restricted stock granted under Cleco’s LTIP. General Cadoria, Mr. Garrett, Mr. Ratcliff and Mr. Walker have elected to defer receipt of these shares of restricted stock granted to them under the LTIP. Each share of phantom stock is the economic equivalent of one share of Cleco common stock.

(5)	Mr. Williamson is also a director of Cleco.

(6)	Effective July 5, 2011, Mr. Madison ceased to be the president & CEO of Cleco.

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	15

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of December 31, 2011, each person known to Cleco to be the beneficial owner of more than 5% of the outstanding shares of any class of Cleco’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock, Inc. (“BlackRock”) 40 East 52nd Street New York, NY 10022	6,669,381 (1)	10.99%
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvem, PA 19355	3,480,512	5.73%
(1)	As of December 31, 2011, based solely on a Schedule 13G filed with the SEC. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). For purposes of the reporting requirements of the Securities Exchange Act of 1934, BlackRock Fund Advisors, a subsidiary of BlackRock, beneficially owns 5% or greater of the outstanding shares of Cleco common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Cleco’s executive officers and directors, and persons who beneficially own more than 10% of a registered class of Cleco’s equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Cleco’s equity securities. To

Cleco’s knowledge, based solely on review of the copies of such reports furnished to Cleco, for the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% shareholders were satisfied.

16	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Executive Summary

Cleco’s executive compensation and benefits philosophy is to provide market-based programs that pay or award our executive officers at levels approximating the competitive market. We believe in paying above the market for superior performance and below the market for underperformance unless extraordinary circumstances compel us otherwise. Our overall executive compensation design philosophy reflects our Compensation Committee’s desire to align management’s actions with the interests of our shareholders. Our executive benefits philosophy is to offer plans and programs that allow us to consistently attract and retain executive talent.

2011 Results and Our Compensation Philosophy

Cleco had a successful 2011. We met or exceeded all of our financial goals and completed or made significant progress toward completion of several strategic initiatives. Highlights for 2011 include:

•	A total shareholder return (“TSR”) of 28% for the year ended December 31, 2011, and 86% for the three-year period ended December 31, 2011.
•	A 12% increase in operational earnings per share (“EPS”) over 2010.

•	A 25% increase in the quarterly dividend to shareholders from $0.25 to $0.3125.

•	The sale of Unit 2 of Acadia Power Station to Entergy Louisiana, LLC.

•	Extinguishment of $150 million of debt at the holding company, Cleco Corporation.

•	Completion of construction of a blackstart generating unit at our Teche power station.

•	Significant progress on several key initiatives including a major transmission construction project and our advanced metering infrastructure project.

•

Acceptance of the electric utility industry’s most prestigious award – the Edison Electric Institute’s (“EEI’s”) Edison Award for the Company’s innovative approach to diversifying its generation fuel mix with the deployment of its new Madison Unit 3 power plant.

As a direct result of our success in 2011, performance on most of our incentive measures well exceeded our targets. Performance related to each of these measures is explained further in this CD&A on pages 22 through 23. Due to strong annual EPS and three-year TSR performance (the primary performance metrics in our annual and long-term incentive plans), actual incentive compensation for our ongoing named executive officers—2011 cash bonus and long-term incentive award for the 2009 to 2011 performance cycle—exceeded each plan’s target by 65% and

71.4%, respectively. Our Compensation Committee, in reviewing and approving the 2011 award levels, concluded that this attained compensation level was consistent with our performance results shown above, as well as with progress made on our major strategic initiatives. Overall, we believe the Company’s executive compensation program is working as intended, remains consistent with practices within our Comparator Group, as defined on page 20 under “Market Data and Comparator Group” and is aligned with shareholder outcomes.

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	17

COMPENSATION DISCUSSION AND ANALYSIS

Compensation and Benefit Actions Taken during 2011

Our Compensation Committee reviewed and approved the following items during 2011:

•

To aid in the attraction of Mr. Williamson, a highly qualified executive with significant prior CEO experience, to be Cleco’s next CEO, the Committee approved an employment agreement for Mr. Williamson (effective July 5, 2011), which included:

-	the components of his compensation, including base salary, annual cash bonus, equity incentives, supplemental executive retirement plan (the “SERP”), change in control events and payments, perquisites and other benefits, discussed below beginning on page 30;

-	a sign-on grant of 26,110 shares of the Company’s common stock to provide immediate alignment with shareholders, the restrictions on which will lapse on June 30, 2014, if Mr. Williamson remains employed by the Company through such date;

-	participation in the Company’s relocation program consistent with other executive officers and key employees; and

-	no change in control excise tax gross-up payments with respect to Internal Revenue Code (“IRC”) Sections 280G and 4999;
•

To recognize Mr. Madison’s long and successful service with the Company and to retain access to his services throughout the leadership transition in 2011, the Committee approved a retirement agreement with Mr. Madison effective July 5, 2011, which included:

-	the acceleration of an aggregate of 25,000 shares of previously awarded restricted common stock; and

-	the payment of compensation and benefits until January 1, 2012;

•	Revised the Company’s 2010 LTIP and strengthened the equity component by eliminating common stock equivalent units (“CEUs”), which historically were paid in cash;

•

Approved a new design feature for the Company’s Annual Incentive Plan (“AIP”) by adding a Quality Performance Factor that allows our Compensation Committee discretion (up to 10% of the target award) to evaluate how operational results were attained (see discussion below beginning on page 22 for a further explanation of this feature); and

•

Implemented a process to phase out existing executive employment agreements in connection with adoption of the Cleco Corporation Executive Severance Plan and approved related amendments to the SERP, the LTIP and the Deferred Compensation Plan with respect to change in control and business transaction benefits, including the elimination of excise tax gross-up provisions.

Our 2011 Compensation Objectives

To align our compensation practices with our philosophy of providing competitive market-based programs that allow for pay opportunities above the market for superior performance and below the market for underperformance, we seek to provide our executive officers with total compensation opportunities that:

1.	are competitive with those of comparable electric utilities and energy service companies where we compete for talent;

2.	deliver a majority of compensation that is contingent on performance;

3.	ensure there is a direct link between compensation and our financial and operational performance; and

4.	align our officers’ long-term compensation opportunities with shareholder outcomes.

Pay for Performance

We define performance-based pay as pay that is dependent upon our performance against pre-established measures and/or our performance compared to the performance of companies in our Proxy Peer Group, as defined under “Market Data and Comparator Group” on page 20. The pie charts below demonstrate our commitment to the delivery of a pay for performance compensation program, as the only fixed element of compensation is base salary. Our annual and long-term incentive plans are fully performance-based. Time-based restricted stock is occasionally awarded in special circumstances to address retention concerns or to attract external new hires.

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COMPENSATION DISCUSSION AND ANALYSIS

Pay Elements

Our Committee targets total compensation (made up of the elements described below) to be competitive with the median of our Comparator Group as defined on page 20, but individual positioning may vary above or below median depending on each executive’s experience, performance, and internal value to the Company. For 2011, we believe that we accomplished our philosophy through the following compensation and benefit components:

2011 Pay Element	Description
Base Salary	• Fixed pay element • Delivered in cash
Annual Cash Bonus

•  Performance-based annual incentive plan that pays out in cash

•  EPS is primary measure for our named executive officers

•  Additional metrics include safety and customer service

•  Quality Performance Factor allows for payout to be adjusted up or down by 10% of the target award based on quality of earnings or other performance

Long-Term Incentives

•  Annual equity grant is delivered in the form of performance shares

•  Payout is contingent on total shareholder return relative to a group of peers

•  Time-based restricted stock is occasionally awarded in special circumstances to address retention concerns or to attract external new hires

Benefits

•  Broad based benefits such as group medical, dental, vision and prescription drug coverage; basic life insurance; supplemental life insurance; dependent life insurance; accidental death and dismemberment insurance; a defined benefit pension plan (for those employees hired prior to August 1, 2007); and a 401(k) Savings Plan with a company match for those employees hired before August 1, 2007, as well as a 401(k) Savings Plan with an enhanced benefit for those employees hired after August 1, 2007; same as those provided to all employees

Executive Benefits	• Supplemental Executive Retirement Plan • Nonqualified deferred compensation plan
Perquisites	• Limited to executive physicals, spousal/companion travel and relocation assistance

The Executive Compensation Process

Our Compensation Committee

Our Compensation Committee met seven times during 2011, including three formal telephone meetings. Our Compensation Committee’s meetings in January, July and October are devoted to issues analysis, market analysis and performance tracking of our compensation and benefit programs. Our CEO and Senior Vice President, Corporate Services & Internal Audit attend our Compensation Committee’s meetings on behalf of management.

Our Compensation Committee’s responsibilities, which are more fully described in our Compensation Committee’s charter, include:

•	establishing and overseeing the Company’s executive compensation and benefit programs;

•

determining if the Company’s executive compensation and benefit programs are achieving their intended purpose and are properly administered and creating proper incentives in light of the Company’s risk factors;

•

analyzing the executive compensation and benefits practices of peer companies and annually reporting to the board of directors or recommending for approval by the board of directors the overall design of the Company’s executive compensation and benefit programs;

•	annually evaluating the performance of the CEO and recommending to the board of directors adjustments in the CEO’s compensation and benefits;

•	annually reporting and recommending to the board of directors pay adjustments for the non-CEO executive officers (including new hires), which includes base pay and incentive plan targets;

•

serving as the “committee” established (1) to administer the annual and long-term incentive plans, as well as the SERP; and (2) to make recommendations to the board of directors for approval of equity grants, actual plan award levels and plan participation; and

•	reviewing the Committee’s charter and revising as necessary.

The Compensation Consultant

Our Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Cook & Co.”) to consult on matters concerning executive officer compensation and benefits. All executive compensation adjustments and award calculations for 2011 were reviewed by Cook & Co. on behalf of our Compensation Committee. Cook & Co. acted at the direction of our Compensation Committee and was independent of management. Our Compensation Committee determined Cook & Co.’s ongoing engagement activities, and Cook & Co. endeavored to keep our Compensation Committee informed of executive officer compensation trends and regulatory/compliance developments throughout 2011. Cook & Co. was responsible for providing market data and analysis of 2011 compensation and benefits for our executive officers.

The Role of Executive Officers

Our CEO annually reviews the performance of our named executive officers (other than himself) and makes recommendations to our Compensation Committee regarding base salary adjustments, cash

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COMPENSATION DISCUSSION AND ANALYSIS

bonuses and long-term incentive awards. Our CEO participates in meetings of our Compensation Committee to discuss executive compensation, including measures and performance targets, but is subsequently excused to allow the independent members of our Compensation Committee to meet in executive session. For 2011, the measures and performance targets also were reviewed by Cook & Co. prior to adoption by our Compensation Committee.

Our Compensation Committee also has delegated limited authority to our CEO to extend employment offers to executive officers at the level of vice president or lower. The CEO may make such offers without prior approval of the board of directors provided no compensation component falls outside our Compensation Committee’s approved policy limits as described on pages 21 through 25. Our Compensation Committee still approves any grant of Cleco common stock or other equity award made pursuant to this delegation of authority prior to issuance of the grant. No employment offers were made under this delegation of authority during 2011.

Shareholder Advisory Vote

We provide an annual shareholder advisory vote on the compensation of Cleco’s named executive officers as described in this proxy statement. In 2011, shareholders strongly supported (94% of voting stock represented at the 2011 annual meeting voted for) our “say-on-pay” proposal. This “say-on-pay” vote is not binding on Cleco, our Compensation Committee or our board of directors; however, our board of directors and our Compensation Committee review the voting results and consider them, along with any specific insight gained from the shareholders of Cleco and other information relating to the shareholder vote on this proposal, when making decisions regarding executive compensation. For more information, see “PROPOSAL NUMBER 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF CLECO’S NAMED EXECUTIVE OFFICERS” beginning on page 51.

Evaluation and Design of Our Compensation and Benefit Programs

Market Data and Comparator Group

Our Compensation Committee believes that compensation and benefits for our executive officers who successfully enhance shareholder value should be competitive with the compensation and benefits offered by similar publicly held companies in our industry to attract and retain the high quality executive talent required by the Company. Our Compensation Committee examines our executive officer compensation against comparable positions using publicly available proxy data for a group of 20 industry peers (the “Proxy Peer Group”) and Energy Industry Survey data to help design and benchmark our executive officer compensation. This evaluation includes base salary, annual and long-term incentive plan targets, other potential equity awards and target total compensation. The Proxy Peer Group, approved by the Committee in late 2010, is also used to track comparable performance of our long-term incentive plan. The combination of the Proxy Peer Group and the Energy Industry Survey data is referred to as “our Comparator Group.”

The Compensation Committee periodically examines the Proxy Peer Group to ensure that peer companies continue to meet the criteria of our model portfolio. The general criteria examined in developing our Proxy Peer Group include:

•

Operational fit: companies in the same industry with similar business operations and energy portfolio (e.g., companies that derive a majority of their revenues from a state regulated utility and have no large scale nuclear operations);

•

Financial scope: companies of similar size and scale. Size is measured on a number of criteria relevant to this industry (e.g., market capitalization, enterprise value, assets, revenues). Most of the peer companies are within one to three times the size of Cleco’s market capitalization, which is the principle measure of scale in this industry. Revenues, used most frequently in the general industry, may not lend itself as the most appropriate measure of scale in the utilities industry due to the volatility in annual revenues. In limited circumstances, the small number of direct competitors in our industry may require the inclusion of companies that are outside of this range if they are a direct competitor for business or talent. Cleco’s market capitalization is positioned at or near the median against the Proxy Peer Group;

•	Competitors for talent: companies with whom Cleco competes for executive talent or those that employ similar labor or talent pools; and

•	Competitors for investor capital.

The Proxy Peer Group Companies
AGL Resources, Inc.	El Paso Electric Company	Pinnacle West Capital Corporation
Allete, Inc.	Energen Corporation	PNM Resources, Inc.
Aliant Energy Corporation	Great Plains Energy Inc.	Portland General Electric Company
Avista Corporation	IDACORP Inc.	TECO Energy, Inc.
Black Hills Corporation	Northwestern Corporation	Unisource Energy Corporation
Calpine Corporation	NV Energy, Inc.	Vectren Corporation
DPL Inc. (1)	OGE Energy Corporation
(1)	DPL Inc. was acquired by another company and was removed from the Proxy Peer Group effective December 31, 2011.

In setting executive compensation levels in 2011, our Compensation Committee also used Energy Industry Survey data from the Towers Watson’s 2010 Energy Services Executive Compensation Database. Survey data provides a broader energy industry perspective. This survey data is used in conjunction with the Proxy Peer Group data as a competitive market reference point for the Compensation Committee to consider in determining pay levels.

20	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

Decisions Made in 2011 with Regard to Each Compensation and Benefit Component

Base Salary

Our policy is to set base salary levels for our executive officers as a group, including the named executive officers, at a level approximating +/-15% of our Comparator Group market median for base pay. For 2011, actual base salaries for our executive officers as a group were 97.4% of the Comparator Group median.

Base salary increases for our named executive officers in 2011, including lump sum merit and promotion related increases, averaged 9.2%. The amount of a base salary increase or lump sum payment is based on an appraisal of individual performance by the named executive officer’s supervisor and, in the case of our CEO, by our board of directors, as well as position-specific market data provided by Cook & Co. to our Compensation Committee.

Base salaries for our named executive officers in 2011 are shown in the table below.

Name	2011 Base Salary	2011 % Change
Mr. Williamson(1)	$700,000	-%
Mr. Olagues	$305,900	10.0%
Mr. Bausewine	$270,300	12.0%
Mr. Hoefling	$273,900	7.0%
Mr. Fontenot	$225,500	2.5%
Mr. Madison (2)	$600,000	14.5%
Average % Change		9.2%
(1)	Mr. Williamson was named president & CEO – Cleco Corporation and CEO – Cleco Power effective July 5, 2011. His initial base salary reflects his significant prior CEO experience. He was paid a prorated amount equivalent to an annualized base compensation of $700,000 for 2011.

(2)	Mr. Madison served as the president & CEO – Cleco Corporation and CEO – Cleco Power until July 5, 2011. The adjustment shown is for changes made to his base salary in January 2011 based on his performance in 2010.

Our Compensation Committee approved these adjustments based on the following:

•	Mr. Olagues—favorable overall performance in 2010, continued growth in role and consideration for being below base salary market median.

•	Mr. Bausewine—favorable overall performance following his promotion to chief operating officer (“COO”) & president – Cleco Power effective August 7, 2010.

•	Mr. Hoefling—favorable performance with regard to new responsibilities assumed effective August 7, 2010, litigation proceedings and company diversity efforts.

•	Mr. Fontenot—at approximately the competitive market median for his position; received a merit increase.

•	Mr. Madison—favorable performance with regard to completion of Madison Unit 3 on schedule and at budget, overall Company performance in 2010 and his below market positioning.

Annual Cash Bonus

We maintain an annual, performance-based cash bonus plan called the AIP. It applies to our executive officers, as well as other key employees designated by our CEO and approved each January by our Compensation Committee. As mentioned, the Committee targets AIP award opportunities for executive officers to approximate the median of the annual cash bonus target award of our Comparator Group. Payouts are capped at 200% of target. The table below presents the target AIP opportunities for the named executive officers in 2011:

Name	Target as % of Base Salary
Mr. Williamson(1)	100.0%
Mr. Olagues	40.0%
Mr. Bausewine	52.0%
Mr. Hoefling	45.0%
Mr. Fontenot	45.0%
Mr. Madison	85.0%

(1)	Mr. Williamson was eligible for a prorated bonus payout in 2011 for his time as the CEO (July – December 2011).

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COMPENSATION DISCUSSION AND ANALYSIS

The 2011 AIP measured performance against the five metrics listed below (weighting):

•	EPS (70%)

•	Customer Satisfaction (10%)

•	Safety (10%)

-	Personal Injuries (5%)

-	Vehicle Injuries (5%)

•	“Quality Performance Factor” (10%)

In establishing the 2011 AIP metrics, the Committee believed it was most important to reward senior executives for overall financial performance of the Company, and therefore weighted EPS most heavily at 70%. In addition, to continually focus the executives and the entire organization on the importance of customer satisfaction and safety, 20% of the bonus opportunity is contingent on safety and service performance. Finally, in 2011, the Committee established the “Quality Performance Factor” with a 10% weighting to assess how performance was achieved during the year and to adjust the payout using a number of subjective factors based on its discretion and management input.

In January of each fiscal year, our CEO recommends the AIP financial performance and other measures to our Compensation Committee for that year. Based on our historical AIP performance relative to target and our relative historical performance versus our Comparator Group, our Compensation Committee reviews, revises and approves the AIP measures for the upcoming year. In setting targets for each measure, our Compensation Committee also considers the level of risk based on the current business climate.

Details Related to Performance Metrics Established to Determine 2011 AIP Award Levels

Metric # 1:	EPS – For 2011, the following EPS matrix was developed to determine performance and payout ranges related to EPS performance. This measure represents 70% of the overall AIP award.

EPS MATRIX (70%)

Performance Level	Fully Diluted Earnings Per Share *		% of Financial Target Award Paid
	<$	2.088	0%
Threshold		$2.088	50%
Target		$2.320	100%
Maximum		$2.552	200%
2011 Result		$2.660	200%

*	Consolidated EPS with Cleco Power stated on a pre- customer refund basis

Metric # 2:	Customer Satisfaction – Measured as the percentage of “very satisfied” Cleco Power electric service customers exceeding the Louisiana electric utility average, an independent survey. This metric represents 10% of the overall AIP award.

CUSTOMER SATISFACTION MATRIX (10%)

Performance Level	% of Very Satisfied Customers Over LA Utility Average	% of Customer Satisfaction Target Award Paid
Threshold	<11.0%	0%
Target	11.0% to 18.0%	100%
Maximum	>18.0%	200%
2011 Result	19% higher	200%

Metric # 3:	Personal Injury Safety – Compares Cleco’s personal injury incident rate against the EEI’s index for personal injuries. This metric represents 5% of the overall AIP award.

SAFETY – PERSONAL INJURIES MATRIX (5%)

Performance Level	Performance Relative to EEI	% of Safety – Injuries Target Award Paid
Threshold	2nd Quartile	50%
Target	Top Quartile	100%
Maximum	Top Decile *	200%
2011 Result	Top Quartile	100%

*	Top 10%

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COMPENSATION DISCUSSION AND ANALYSIS

Metric # 4:	Vehicle Accident Safety – Compares Cleco’s vehicle accident rate against the EEI’s index for vehicle accidents. This metric represents 5% of the overall AIP award.

SAFETY – VEHICLE ACCIDENTS MATRIX (5%)

Performance Level	Performance Relative to EEI	% of Safety – Accidents Target Award Paid
Threshold	2nd Quartile	50%
Target	Top Quartile	100%
Maximum	Top Decile *	200%
2011 Result	Below 2nd Quartile	0%

*	Top 10%

Metric # 5:	“Quality Performance Factor” – Our Compensation Committee reviewed and considered 2011 results and determined that although operational earnings increased approximately 12% over 2010 results, partially due to cost cutting measures implemented by management, above average summer weather also contributed significantly to the achievement of 2011 EPS. Our Compensation Committee further considered that an AIP payout at 165% of target is reasonable based on the Company’s performance with respect to the other metrics for 2011. Therefore, through its use of discretion and based on input from the CEO, our Compensation Committee decided that no payout related to the Quality Performance Factor was necessary.

The resulting total AIP payout for 2011 was 165% of target, calculated as follows:

	% of Target	x	Award Level	=	% of Payout
EPS	70%		200%		140%
Customer Satisfaction	10%		200%		20%
Safety-Personal Injuries	5%		100%		5%
Safety-Vehicle Accidents	5%		0%		0%
Quality Performance Factor	10%		0%		0%

Total	100%				165%

Our Compensation Committee may adjust the AIP targets to more closely align incentive targets and awards with investor concerns. Such discretion was exercised with respect to the zero payout for the Quality Performance Factor and the resulting actual 2011 AIP payout.

Our Compensation Committee also has the authority to increase any individual AIP award by up to 25% upon recommendation by our CEO. Downward adjustments may be made by the CEO in his discretion. Adjustments are based on our annual performance review process. For 2011, our Compensation Committee approved no such adjustments for our named executive officers.

Additional details on the 2011 AIP measures and AIP target levels regarding our named executives may be found on page 31, “Non-Equity Incentive Plan Compensation” and page 32, “Estimated Future Payments under Non-Equity Incentive Plan Awards (AIP).”

Equity Incentives

Our executive officers and other key employees are eligible to receive performance-based and other grants of restricted stock, CEUs, stock options and stock appreciation rights. These grants are made pursuant to our LTIP. A grant gives the recipient the right to receive or purchase shares of our common stock under specified circumstances or to receive cash awards based on the appreciation of our common stock price or the achievement of pre-established long-term performance goals.

Performance-Based Restricted Stock

Historically, our primary equity incentive tool has been an annual award of performance-based restricted stock. We commonly refer to these awards as the “LTIP award.”

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COMPENSATION DISCUSSION AND ANALYSIS

2011 LTIP Award

Each LTIP award performance cycle is three years. For 2011, the performance cycle covers January 1, 2011 to December 31, 2013. The LTIP award measure is TSR. The LTIP has a minimum award of 0% of target and a maximum possible award of 200%. The performance measure used for the three-year LTIP performance cycle is Cleco’s TSR relative to the Proxy Peer Group (see page 20 for details). The table below presents the TSR performance and payout range established to determine payouts for the 2011 LTIP award:

Performance Level	TSR Percent Rank	Payout
	<30th %ile	0%
Threshold	33.3rd %ile	41.6%
Target	50th %ile	100%
Maximum	100th %ile	200%

Each year the Committee approves an LTIP award to eligible executives. The target number of LTIP shares is a function of the grant date value, set as a percentage of base salary, divided by the price of our stock on the date of grant.

Example: Base Salary = $100,000; LTIP Value = $50,000 (50% of base); Stock Price = $50/share; Target LTIP Shares = 1,000 shares

Each executive officer’s target LTIP award level is set, so in combination with other pay elements, it will deliver a total compensation opportunity that approximates the median of our Comparator Group. The chart below details the targeted opportunity for each of the named executives expressed as a percentage of base salary:

Name	2011 LTIP Target as % of Base Salary
Mr. Williamson(1)	200.0%
Mr. Olagues	65.0%
Mr. Bausewine	83.5%
Mr. Hoefling	60.8%
Mr. Fontenot	73.0%
Mr. Madison	140.0%
(1)	Mr. Williamson’s 2011 LTIP award was granted upon hire as a transition grant and does not correlate to the percentage of base salary expressed in the table, which is the percentage of his salary designated for LTIP under the terms of his employment agreement.

2009 – 2011 LTIP Award

Our Compensation Committee approved an overall award level of 171.4% of target for the LTIP performance cycle which ended on December 31, 2011. This award level represents our TSR performance in the 86th percentile of the Incentive Peer Group as defined on page 25 under “Incentive Peer Group” for the three-year period ended December 31, 2011. The table below summarizes our recent LTIP award history.

LTIP Historical Performance	2009	2010	2011
TSR for the Three-Year Performance Period ended December 31	18%	21%	87%
Percentile Rank in the Incentive Peer Group (100% is highest; 0% is lowest)	100%	82%	86%
LTIP Award Percentage	200%	165%	171%

TSR for purposes of the 2009 – 2011 LTIP performance cycle was calculated using the quarterly return method.

Our Compensation Committee may adjust our LTIP awards if it determines that circumstances warrant. Any adjustment applies to all participants equally. No such adjustment was made for the latest LTIP award approved in December 2011. There are no provisions in the LTIP for individual award adjustment. Details on how our LTIP grants and awards are calculated are included on page 30, “Stock Awards.”

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COMPENSATION DISCUSSION AND ANALYSIS

Incentive Peer Group

The Incentive Peer Group was used for LTIP cycles beginning prior to January 1, 2011 and includes the following companies:

Incentive Peer Group Companies
Allete, Inc.	IDACORP Inc.
Aliant Energy Corporation	NSTAR
Avista Corporation	NV Energy, Inc.
Central Vermont Public Service	Northeast Utilities
CH Energy Group Inc.	SCANA Corporation
DPL Inc. (1)	UIL Holdings Corporation
El Paso Electric Company	Unisource Energy Corporation
Great Plains Energy Inc.	Westar Energy, Inc.
Hawaiian Electric Industries
(1)	DPL Inc. was acquired by another company and was removed from the Incentive Peer Group effective December 31, 2011.

Time-Based Restricted Stock

Time-based restricted stock is not an element of our current annual long-term incentive award opportunity. The Committee will and has awarded grants of time-based restricted stock that are typically associated with mid-year promotions or at the time of an external executive hiring. Our Compensation Committee uses such awards to increase ownership and encourage retention. For an external executive hiring, an award may be made to offset comparable awards or other value forfeited as a result of the executive leaving the former employer. The award of time-based restricted shares or unrestricted shares of our common stock is recommended by the CEO and approved by our Compensation Committee and our board of directors, or in the case of a grant to the CEO, is recommended jointly by our Compensation Committee and Nominating/Governance Committee to our board of directors. The award is conditioned upon continued employment at the time of vesting, which is typically three years after the award date. Taxes on time-based restricted stock are borne by the executive officer.

Our Compensation Committee, with the approval of the full board of directors, awarded shares of our common stock to Mr. Williamson upon his hiring, subject to time-based vesting, in recognition of his substantial experience as a public company CEO and to provide immediate alignment with shareholders. The award was made effective July 5, 2011 in the amount of 26,110 shares. Restrictions on the shares will lapse as of June 30, 2014, provided that Mr. Williamson has been continuously employed by the Company during the three-year period beginning on the date of the award.

Stock Options

Our Compensation Committee last approved a stock option grant in July 2007. Our Compensation Committee did not approve the grant of any stock options during 2011.

Stock Appreciation Rights

We have not granted any stock appreciation rights under the terms of the LTIP since its adoption.

Nonqualified Deferred Compensation Plan

We maintain a Deferred Compensation Plan so that directors, executive officers and certain key employees may defer receipt and taxation of certain forms of compensation. Directors may defer up to 100% of their compensation; executive officers and other key employees may defer up to 50% of their base salary and up to 100% of their annual cash bonus. We find the use of deferred compensation plans prevalent within our industry and within the companies in our Proxy Peer Group. We offer this plan to provide eligible participants the opportunity to defer taxable income in excess of the limits under our 401(k) Savings Plan. Cleco does not match deferrals. Actual participation in the plan is voluntary. The investment options made available to participants are selected by our CFO. The allocation of deferrals among investment options is made by individual participants. The investment options include money market, fixed income and equity funds; Cleco common stock is not currently an investment option under the plan, except for directors. In 2011, our Compensation Committee amended the Deferred Compensation Plan to expressly include a definition of the term “business transaction.” No other changes were made to the plan during 2011. Additional discussion of our deferred compensation plan is included on page 37.

Supplemental Executive Retirement Plan

We maintain a SERP for the benefit of our executive officers who are designated as participants by our Compensation Committee. The SERP is designed to attract and retain executive officers who have contributed and will continue to contribute to our overall success by ensuring that adequate compensation will be provided or “replaced” during retirement. Supplemental retirement benefits are prevalent within our industry and the companies comprising our Proxy Peer Group. Our Compensation Committee views the SERP as a key recruiting tool to attract executive talent to the central Louisiana area.

Benefits under our SERP vest after ten years of service or upon death or disability while a participant is employed by Cleco. Our Compensation Committee may reduce the vesting period to less than ten years, which typically would occur in association with recruiting efforts. Benefits, whether or not vested, are forfeited in the event a participant is terminated for cause.

Benefits are based upon a participant’s attained age at the time of separation from service. The maximum benefit is payable at age 65 and is 65% of final compensation. Payments from the Company’s defined benefit pension plan (“Pension Plan”), certain employer contributions to

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COMPENSATION DISCUSSION AND ANALYSIS

our 401(k) Savings Plan and payments paid or payable from prior and subsequent employers’ defined benefit retirement or similar supplemental plans reduce or offset our SERP benefits. If a participant has not attained age 55 at the time of separation and receives SERP benefits before attaining age 65, SERP benefits are actuarially reduced to reflect early payment. The “Pension Benefits” table on page 35 lists the present value of accumulated SERP benefits for our named executives as of December 31, 2011. In 2011, our Compensation Committee amended the SERP to eliminate the business transaction benefit previously included in the SERP, as well as the requirement that a SERP participant be a party to an employment agreement to receive change in control benefits. No other changes were made to the SERP during 2011. Additional discussion of the SERP design is included beginning on page 36.

Change in Employment Status and Change in Control Events

Historically, we have entered into executive employment agreements with our executive officers in an effort to attract and retain executive talent and to ensure their actions align with the interests of Cleco and its shareholders in the event of a change in control. The agreements have been structured to include payments for various separation events provided the executive officer agrees to post-employment conditions intended to protect our business and proprietary interests, including our intellectual property, human capital and confidential information. The level of exit payments and benefits provided under the executive employment agreements generally is determined by position within the organization.

In 2010, our Compensation Committee approved management’s recommendation that all executive employment agreements with the Company’s existing executive officers should not be renewed upon expiration (including the IRC Section 280G excise tax gross-up provision).

During 2011, we entered into an employment agreement with Mr. Williamson (the “Williamson Agreement”). This agreement is further discussed on page 18. All of the current executive employment agreements with our executive officers, except the Williamson Agreement, will not renew upon expiration. The Williamson Agreement has an initial term of four successive years and includes a provision that on the third anniversary (July 5, 2014) of the effective date of the Williamson Agreement, as well as each succeeding anniversary thereafter (each an “Anniversary Date”), the Williamson Agreement will be extended for an additional year, such that the renewal term will be a minimum of two years, unless Mr. Williamson or the Company provide written notice to the other party that the Williamson Agreement will not be further renewed. Such notice must be provided not later than 30 days prior to the next occurring Anniversary Date of the Williamson Agreement.

The Company may enter into new employment agreements with its executives usually in connection with recruiting efforts. Any such new agreement will have a non-renewing term, generally two years, and will not contain a change in control excise tax gross-up provision with respect to IRC Sections 280G and 4999. Our Compensation Committee approved other revisions to our standard executive employment agreement based on input from Cook & Co., which we believe are consistent with current market trends while allowing us to maintain a competitive executive officer recruiting process.

See the section beginning on page 37 titled “Potential Payments at Termination or Change in Control” for a quantification and discussion of the material terms, potential payments and benefits associated with the executive employment agreements with certain of our named executives, as well as the compensation history, annual compensation and benefit expense, status of deferred compensation, status of equity ownership, the value of vested awards and benefits and the value of accelerated compensation and benefits under various separation scenarios for our named executives who no longer have executive employment agreements.

The Cleco Corporation Executive Severance Plan

The Cleco Corporation Executive Severance Plan (the “Executive Severance Plan”) was adopted by the board of directors on October 28, 2011. The Executive Severance Plan provides our executive officers and other key employees with cash severance benefits in the event of a termination of employment, including involuntary termination in connection with a change in control.

Perquisites and Other Benefits

We may make available the following perquisites to our executive officers:

•	Executive officer physicals—as a condition of receiving their AIP award, we require and pay for an annual physical for our executive officers;

•

Spousal/companion travel—in connection with the various industry, governmental, civic and entertainment activities of our executive officers, we pay for spousal/companion travel associated with such events; and

•

Relocation program—in addition to our standard relocation policy available to all employees, we maintain a policy whereby our executive officers and other key employees may request that we pay real estate agent and certain other closing fees should the officer or key employee sell his/her primary residence or that we purchase the executive officer’s or key employee’s primary residence at the greater of its documented cost (not to exceed 120% of the original purchase price) or average appraised value. Typically, this occurs when an executive officer or key employee relocates at the Company’s request; however, the executive officer also may make this request in the event he/she separates from the Company as a result of a constructive termination, a change in control or a business transaction, and provided the executive officer relocates more than 60 miles from the primary residence to be purchased.

Our Compensation Committee approves the perquisites based on what it believes is prevailing market practice, as well as specific Company needs. Cook & Co. assists our Compensation Committee in this regard. We believe the relocation program is an important element in attracting executive talent to the central Louisiana area. As such, the home purchase feature also is included in our executive employment agreements. Pursuant to the relocation program and Mr. Williamson’s employment agreement, the Company purchased Mr. Williamson’s Texas home in September 2011 and sold it in March 2012. In the case of Messrs. Williamson and Madison, perquisite expenses related to business and spousal travel are reviewed by our Audit Committee. See the section beginning on page 31 titled “All Other Compensation” for details of these perquisites and their value for our named executives.

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COMPENSATION DISCUSSION AND ANALYSIS

Our executive officers, including the named executives, also participate in our other benefit plans on the same terms as other employees. These plans include paid time off for vacation, sick leave and bereavement; group medical, dental, vision and prescription drug coverage; basic life insurance; supplemental life insurance; dependent life insurance; accidental death and dismemberment insurance; defined benefit pension plan (for those hired prior to August 1, 2007); and the 401(k) Savings Plan with a company match for those employees hired before August 1, 2007, as well as a 401(k) Savings Plan with an enhanced benefit for those employees hired after August 1, 2007, including Mr. Williamson.

Other Tools and Analyses to Support Compensation Decisions

Tally Sheets

At least annually our Compensation Committee reviews tally sheets that set forth the items listed below. This review is conducted as part of the comparison of the compensation and benefit components that are prevalent within our Comparator Group. The comparison facilitates discussion with our Compensation Committee’s outside independent consultant as to the use and amount of each compensation and benefit component versus the applicable peer group.

-	Annual compensation expense for each named executive—this includes the rate of change in total cash compensation from year-to-year; the value of equity awards; the annual periodic cost of providing retirement benefits; and the annual cost of providing other benefits such as health insurance.

-	Reportable compensation—to further evaluate total compensation; to evaluate total compensation of our CEO compared to the other executive officers; and to otherwise evaluate internal equity among our named executives.

-	Company stock ownership—for each executive officer expressed as a multiple of base salary compared to industry standards provided by Cook & Co. Outstanding stock options and the in-the-money value of those options also are reviewed, as are each executive’s Cleco common stock purchases and sales history.

-	Post-employment payments—reviewed pursuant to the potential separation events discussed in “Potential Payments at Termination or Change in Control,” on pages 37 through 43.

Trends and Regulatory Updates

As needed, and at least annually, our Compensation Committee reviews reports related to industry trends, legislative and regulatory developments and compliance requirements based on management’s analysis and guidance provided by Cook & Co., as applicable. Plan revisions and compensation program design changes are implemented as needed.

Risk Assessment

Our Compensation Committee also seeks to structure compensation that will provide sufficient incentives for our executive officers to drive results while avoiding unnecessary or excessive risk taking that could harm the long-term value of the Company. Our Compensation Committee believes that the following actions and/or measures help achieve this goal:

•	at least annually our Compensation Committee reviews the design of our executive compensation program to ensure an appropriate balance between business risk and resulting compensation;

•	our Compensation Committee allocates pay mix between base salary and performance-based pay to provide a balance of incentives;

•	the design of our incentive measures, including the interrelation between our AIP and LTIP, is structured to align management’s actions with the interests of our shareholders;

•	incentive payments are dependent on our performance measured against pre-established targets and goals and/or compared to the performance of companies in our Proxy and Incentive Peer Groups;

•	the range and sensitivity of potential payouts relative to target performance are reasonable;

•	our Compensation Committee imposes checks and balances on the payment of compensation discussed herein;

•	our Recovery Policy discussed in the section entitled “Recoupment of Prior Awards Paid” discussed below;

•	detailed processes establish Cleco’s financial performance measures under our incentive plans; and

•	incentive targets are designed to be challenging, yet achievable, to mitigate the potential for excessive risk-taking behaviors.

During 2011, our Compensation Committee, with the assistance of Cook & Co., reviewed the Company’s assessment of compensation risk of the Company’s incentive plans. Our Compensation Committee concluded that our compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

Stock Ownership Requirements for Executive Officers

Our Compensation Committee has adopted an executive stock ownership policy requiring our CEO to own Cleco common stock in an amount equaling six times base salary; senior vice presidents in an amount equaling three times base salary; and vice presidents in an amount equaling one times base salary. The policy also contains a retention requirement as a means of achieving the specified common stock ownership multiple. Until an executive reaches his or her required ownership level, he or she must retain a minimum of 50% of the after-tax shares received from restricted stock awards made under the LTIP. At this time, there is no minimum time period by which the ownership multiple must be attained, so open market purchases are not required.

Recoupment of Prior Awards Paid

Our Compensation Committee and board of directors approved a Recovery Policy in 2007. If the Company is required to restate its financial statements or other financial results, our Compensation Committee is authorized to adjust or otherwise recover an executive officer’s award, provided that the amount of the award is based on financial performance and our Compensation Committee determines the executive officer engaged in intentional misconduct or in an intentional act or omission related to the cause for the restatement. Awards subject to the policy include any payment, accrual or other benefit paid or earned

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	27

COMPENSATION DISCUSSION AND ANALYSIS

on or after January 1, 2008. Each of our executive officers has signed a notice acknowledging application of this policy, and we have conditioned their annual cash bonus agreements and restricted stock grants on the policy.

Board of Directors Compensation

Our Nominating/Governance Committee also engages our Compensation Committee’s independent consultants to consult on matters concerning director compensation. In its analysis of director compensation, our Nominating/Governance Committee reviews competitive market information from our Proxy Peer Group, which includes annual retainer fees for directors, annual retainer fees for committee chairs, per meeting fees and equity award levels. Our Compensation Committee conducts a similar review with respect to the compensation of the chairman of the board. Details of director compensation are shown in the “Director Compensation” table on page 44.

U.S. Federal Income Tax Considerations

Restricted Stock

A participant who receives an award of restricted stock or CEUs under our LTIP generally does not recognize taxable income at the time the award is granted. Instead, the participant recognizes income when:

•

Performance-based shares vest, which occurs at the end of a performance cycle when our Compensation Committee determines whether the designated performance goals have been attained and to what degree; or

•	Forfeiture and transfer restrictions on time-based restricted stock lapse, upon the completion of a specified service period.

The amount of income recognized by a participant is equal to the fair market value of our common stock on the vesting or lapse date, less the cash, if any, paid for the shares, and the cash received on the settlement of CEUs. A participant may elect to accelerate the recognition of income with respect to restricted stock by making an IRC Section 83(b) election, which causes income to be recognized at the time of the award in an amount equal to the current fair market value of the stock on the award date, less the cash, if any, paid for the shares.

Income recognized by a participant is treated as compensation and is subject to applicable withholding for income and employment taxes. Cleco receives a corresponding compensation deduction for tax purposes when a participant recognizes income.

Stock Options

All options granted under our LTIP are nonqualified or non-statutory options. Cleco currently does not grant or have outstanding incentive stock options within the meaning of IRC Section 422. The grant of an option is not a tax event. A participant recognizes income when the option is exercised in an amount equal to the difference between the exercise price of the option and the fair market value of our common stock on the exercise date. The income is treated as compensation and is subject to applicable withholding for income and employment taxes. Cleco receives a corresponding compensation deduction for tax purposes when the option is exercised.

IRC Section 162(m)

IRC Section 162(m) limits to $1,000,000 the amount Cleco can deduct in a tax year for compensation paid to our chief executive and each of the four other most highly compensated executive officers. Performance-based compensation paid under a plan approved by our shareholders that satisfies certain other conditions may be excluded from the calculation of the limit. We have taken the action we consider appropriate to preserve the deductibility of compensation paid to our executive officers, but our Compensation Committee has not adopted a formal policy that requires all compensation to be fully deductible. As a result, our Compensation Committee may pay or award compensation that it deems necessary or appropriate to achieve our business goals and to align the interests of our executives with those of our shareholders, whether or not the compensation is performance-based within the meaning of IRC Section 162(m) or otherwise fully deductible.

Our LTIP was approved by our shareholders, permitting grants and awards made under that plan to be treated as performance-based. Generally, options, performance-based restricted stock and performance-based CEUs are intended to satisfy the performance-based requirements of IRC Section 162(m) and are intended to be fully deductible. Amounts paid under the AIP count toward the $1,000,000 limit.

IRC Section 409A

IRC Section 409A generally was effective as of January 1, 2005. The section substantially modified the rules governing the taxation of nonqualified deferred compensation. The consequences of a violation of IRC Section 409A, unless corrected, are the immediate taxation of amounts deferred, the imposition of an excise tax, and the assessment of interest on the amount of the income inclusion, each of which is imposed upon the recipient of the compensation. Our plans and incentives subject to IRC Section 409A have been operated in good faith compliance since the effective date of the section, and in 2008, our board of directors approved conforming IRC Section 409A changes to our deferred compensation plan, the AIP, the SERP, the LTIP, certain outstanding LTIP grants and our executive employment agreements.

28	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

EXECUTIVE OFFICERS COMPENSATION

EXECUTIVE OFFICERS COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A	B	C	D	E	F	G	H	I	J
Bruce A. Williamson,(1)	2011	$333,846	$0	$2,326,411	$0	$577,500	$1,590,857	$51,310	$4,879,924
President & CEO

Darren J. Olagues,	2011	$303,762	$0	$240,336	$0	$201,894	$426,505	$26,604	$1,199,101
SVP-CFO & Treasurer	2010	$277,477	$0	$220,680	$0	$182,965	$252,495	$16,632	$950,249
	2009	$262,831	$0	$233,710	$0	$124,968	$130,073	$12,784	$764,366

George W. Bausewine,	2011	$268,069	$0	$326,062	$0	$231,917	$762,726	$32,182	$1,620,956
President & COO—	2010	$240,762	$0	$206,217	$0	$165,104	$325,192	$29,335	$966,610
Cleco Power	2009	$241,662	$0	$216,308	$0	$120,837	$322,190	$24,200	$925,197

Wade A. Hoefling,	2011	$272,523	$0	$209,119	$0	$203,371	$703,723	$29,277	$1,418,013
SVP-General	2010	$255,523	$0	$203,146	$0	$159,238	$206,648	$26,232	$850,787
Counsel & Director— Regulatory Compliance	2009	$258,277	$0	$214,182	$0	$111,386	$385,049	$9,800	$978,694

William G. Fontenot,	2011	$225,077	$0	$198,975	$0	$167,434	$397,181	$23,198	$1,011,865
Group Vice President—	2010	$216,540	$0	$132,282	$0	$116,231	$166,798	$23,591	$655,442
Cleco Power	2009	$215,778	$0	$133,228	$0	$82,060	$106,556	$22,927	$560,549
FORMER EXECUTIVE OFFICER:

Michael H. Madison,(2)	2011	$594,154	$0	$1,328,421	$0	$841,500	$1,743,445	$165,539	$4,673,059
President & CEO	2010	$524,000	$0	$1,291,600	$0	$532,788	$417,586	$123,056	$2,889,030
	2009	$540,462	$0	$967,500	$0	$397,208	$1,309,772	$123,536	$3,338,478
(1)	Mr. Williamson was hired as president & CEO effective July 5, 2011.
(2)	Mr. Madison assumed a management advisory role upon the hiring of Mr. Williamson on July 5, 2011 and retired from Cleco effective January 1, 2012.
(3)	See the 2011 Form 10-K, Note 7 to the financial statements for a discussion of the valuation of these stock awards.

General

The Summary Compensation Table sets forth individual compensation information for the CEO, the CFO, the three other most highly compensated executive officers of Cleco and its affiliates, as well as one former executive officer, for services rendered in all capacities to Cleco and its affiliates during the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009. Compensation components represent both payments made to the named executives during the year and other forms of compensation, as follows:

•	Column C, “Salary;” Column D, “Bonus;” Column G, “Non-Equity Incentive Plan Compensation;” and Column I, “All Other Compensation” represent cash compensation earned, received, and/or paid to the named executive in 2011, 2010 and 2009.

•

Awards shown in Column E, “Stock Awards,” and Column F, “Option Awards,” represent non-cash compensation items which may or may not result in an actual award being received by the named executive, depending on the nature and timing of the grant and until certain performance objectives are achieved.

•

The amounts shown in Column H, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” represent changes in the actuarial value of accrued benefits during 2011, 2010 and 2009 under the Pension Plan and the SERP. This compensation will be payable to the named executive in future years, generally as post-employment retirement payments.

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EXECUTIVE OFFICERS COMPENSATION

Mr. Williamson’s Employment Agreement

The compensation of Mr. Williamson, our CEO, was based largely on the terms of the employment agreement negotiated with Mr. Williamson. Because of his substantial experience as a public company CEO, his experience in the energy, utility and regulated industries, and the opportunity to recruit executive talent of his caliber to the central Louisiana area, our Compensation Committee believed it was important to document the terms of his employment in an employment agreement effective July 5, 2011. In addition to the components of his compensation in connection with the execution of his employment agreement discussed above on page 18, Mr. Williamson was paid a prorated amount equivalent to an annualized base compensation of $700,000 for 2011. His annual cash bonus under the AIP was set at a target award level of 100% of his annualized base compensation, and his equity incentive under the LTIP was set at a target award in the amount of 40,000 shares of the Company’s common stock for the 2011 Performance Cycle. These components of compensation are further discussed below.

Salary

Data in Column C includes pay for time worked, as well as pay for time not worked, such as vacation, sick leave, jury duty, bereavement and holidays. The salary level of each of the named executives is determined by a review of market data for companies comparable in size and scope to Cleco, as discussed beginning on page 21 of the CD&A under “Base Salary.” In some instances, merit lump sum payments are used to recognize positive performance when base pay has reached or exceeded the Company’s base pay policy target, and are included in the salary column. Deferral of 2011 base pay of $20,000 pursuant to the Deferred Compensation Plan made by Mr. Bausewine also is included in the salary column and is further detailed in the “Nonqualified Deferred Compensation” table on page 37. Adjustments to base pay are recommended to our Compensation Committee on an annual basis, and if approved, are implemented in January. Base salary changes made in 2011 for our named executives and the reasons for those changes are discussed in the CD&A beginning on page 21, “Base Salary.”

Bonus

Column D, “Bonus” includes non-plan-based, discretionary incentives earned during 2011, 2010 or 2009. No such awards were earned in 2011, 2010 or 2009 by the named executive officers.

Stock Awards

Column E reflects grants and awards of Cleco common stock made to our named executive officers. Such grants and awards include annual performance-based restricted stock and CEU grants, if applicable, as well as time-based service award grants. For 2011, Column E includes the grant date fair value calculated under Generally Accepted Accounting Principles for the three-year performance cycle beginning January 1, 2011 and ending December 31, 2013. For 2010, Column E includes the grant date fair value calculated under Generally Accepted Accounting Principles for the performance-based award covering the three-year performance cycle beginning January 1, 2010 and ending December 31, 2012. For 2009, amounts include the grant date fair value calculated under Generally Accepted Accounting Principles for the performance-based grant for the three-year cycle beginning January 1, 2009 and ended December 31, 2011. This amount does not represent the value to be received by each of the named executives, as that amount can only be determined at the completion of the three-year performance cycle.

The dollar value of the LTIP grants in Column E is based on the grant date fair value as required by Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), formerly Statement of Financial Accounting Standards No. 123R, Share-based Payment, and does not represent cash compensation received by the named executives during 2011, 2010 or 2009. The FASB ASC Topic 718 value is determined by the Company’s actuary (Towers Watson) and reflects a “fair value” estimate using a Monte Carlo simulation over the requisite performance cycle based on Cleco’s historical stock price volatility and dividend yield data compared to each company in the Incentive Peer Group. For the three performance-based cycles applicable to Column E, the grant date fair value of Cleco common stock and CEUs, if applicable, was $34.88 per share for the 2011 to 2013 cycle, $27.92 per share for the 2010 to 2012 cycle and $25.93 per share for the 2009 to 2011 cycle. The grant date fair value of Mr. Williamson’s grant for the 2011 to 2013 performance cycle was $38.74. The potential award values applicable to our named executives for the three-year LTIP performance cycle that commenced in January 2011 are shown below:

	2011 LTIP
Name	Threshold Value	Target Value (Column E)	Maximum Value
Mr. Williamson	$746,907	$1,549,600	$3,099,200
Mr. Olagues	$129,056	$267,739	$535,478
Mr. Bausewine	$146,531	$303,944	$607,889
Mr. Hoefling	$108,093	$224,244	$448,487
Mr. Fontenot	$106,872	$221,662	$443,325
Mr. Madison	$545,209	$1,131,089	$2,262,177

30	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

EXECUTIVE OFFICERS COMPENSATION

The number of target shares that corresponds to the dollar value listed in Column E is listed in the “Grants of Plan-Based Awards” table on page 32. Further detail of the threshold and maximum award levels is provided in the “Grants of Plan-Based Awards” table, as well as the discussion that follows. An explanation of why we use the LTIP award and its relationship to other compensation elements can be found in the CD&A on page 23, “Performance-Based Restricted Stock.”

Option Awards

Column F, “Option Awards” reflects the grant date fair value for grants made to executive officers in 2011. Such grants provide our executive officers the opportunity to purchase shares of Cleco common stock at some future date at the fair market value of the stock on the date of the grant. No stock options were granted to our named executive officers during 2011, 2010 or 2009.

Non-Equity Incentive Plan Compensation

Column G, “Non-Equity Incentive Plan Compensation” contains cash awards earned during 2011 and paid in March 2012, earned during 2010 and paid in March 2011 and earned during 2009 and paid in March 2010 under the AIP.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The values in Column H represent the aggregate increase in the actuarial present value of benefits earned by each named executive officer during 2011, 2010 and 2009 under the Pension Plan and the SERP, including the SERP’s supplemental death benefit provision. These values do not represent cash received by the named executives in 2011, 2010 or 2009; rather, these amounts represent the present value of future retirement payments we project will be made to each named executive. Changes in the present value of the Pension Plan and the SERP from December 31, 2010 to December 31, 2011, from December 31, 2009 to December 31, 2010, and from December 31, 2008 to December 31, 2009 result from an additional year of earned service, compensation changes, and the increase (or decrease) in value caused by the change in the discount rate used to value the payments. If the discount rate increases by a large enough amount, it can cause the accrued pension and SERP liability to decline versus the prior year. When this occurs, the values reported for Column H are zero. Generally, these payments commence upon the latter of age 55 or the named executive officer’s separation from the Company. The projected annual payments are included in the tables beginning on page 41 under the “Retirement” event. The present value of our accumulated benefit obligation for each named executive officer is included in the table on page 35, “Pension Benefits.” These values are reviewed by our Compensation Committee in conjunction with their annual Tally Sheet analysis. No changes were made as a result of the 2011 review. An explanation of why we use the SERP and its relationship to other compensation elements can be found in the CD&A on page 25, “Supplemental Executive Retirement Plan.”

Column H also would include any above-market or preferential earnings on deferred compensation paid by the Company. There were no such preferential earnings paid by the Company in 2011, 2010 or 2009.

All Other Compensation

Payments made to or on behalf of our named executive officers in Column I, “All Other Compensation,” include the following:

•	Contributions by Cleco under the 401(k) Savings Plan on behalf of the named executive officers;

•	Term life insurance premiums paid for the benefit of the named executive officers;

•	Expenses incurred for spousal travel on Company business;

•	Reimbursement to Mr. Madison for membership dues paid to the Southern Trace Country Club;

•	For 2011, 2010 and 2009, accumulated dividends paid for the LTIP three-year performance cycles ended December 31, 2010, December 31, 2009 and December 31, 2008, respectively;

•	Federal Insurance Contributions Act (“FICA”) tax due currently and paid by the Company on the annual increase in the named executive officer’s future SERP benefit;

•	Closing costs associated with the purchase of Mr. Williamson’s home by the Company, as provided under the terms of his employment agreement;

•	Non-taxable moving and relocation expenses paid by the Company on behalf of Mr. Williamson under the Company’s relocation program;

•

The value of gifts presented to Mr. Madison in recognition of his contributions toward the successful completion of Madison Unit 3, the Company’s receipt of the 2011 Edison Award, his retirement, and the associated taxes incurred by the Company on his behalf.

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	31

EXECUTIVE OFFICERS COMPENSATION

The value of the Column I items for 2011 for each of our named executive officers is as follows:

	Mr. Williamson	Mr. Olagues	Mr. Bausewine	Mr. Hoefling	Mr. Fontenot	Mr. Madison
Cleco Contributions to 401(k) Savings Plan	$0	$9,481	$9,800	$9,569	$9,800	$9,800
Taxable Group Term Life Insurance Premiums	$161	$0	$830	$0	$158	$1,382
Spousal Travel	$0	$445	$284	$0	$284	$18,397
Membership Dues	$0	$0	$0	$0	$0	$2,296
Accumulated Dividends Paid on LTIP	$0	$16,678	$18,065	$19,708	$12,759	$74,581
FICA Tax on SERP	$0	$0	$3,203	$0	$197	$21,606
Non-taxable Moving and Relocation Expenses	$34,574	$0	$0	$0	$0	$0
Closing Costs	$16,575	$0	$0	$0	$0	$0
Gifts	$0	$0	$0	$0	$0	$37,477

Total Other Compensation	$51,310	$26,604	$32,182	$29,277	$23,198	$165,539

Grants of Plan-Based Awards

	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards (AIP)			Estimated Future Payments Under Equity Incentive Plan Awards (LTIP)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Stock Closing Price on Grant Date (if different from Grant Price)
Name		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
A	B	C	D	E	F	G	H	I	J	K	L
Mr. Williamson (1)	07/05/11	$210,000	$350,000	$700,000	19,280	40,000	80,000	26,110
Mr. Olagues	01/01/11	$73,416	$122,360	$244,720	3,700	7,676	15,352	0
Mr. Bausewine	01/01/11	$84,334	$140,556	$281,112	4,201	8,714	17,428	1,700
Mr. Hoefling	01/01/11	$73,953	$123,255	$246,510	3,099	6,429	12,858	250
Mr. Fontenot	01/01/11	$59,758	$99,596	$199,192	3,064	6,355	12,710	0
Mr. Madison (2)	01/01/11	$306,000	$510,000	$1,020,000	15,631	32,428	64,856	10,000

(1)	Mr. Williamson’s AIP award for 2011 was prorated to reflect his actual service during the plan year.
(2)	Mr. Madison’s LTIP grants for the performance cycles beginning January 1, 2010 and January 1, 2011 were prorated upon his January 1, 2012 retirement to reflect his actual time worked during each of the respective three-year performance periods. The numbers presented in this table are as of December 31, 2011 and do not reflect such proration.

General

The target values for each of our incentive plans—AIP and LTIP—are determined annually as part of our Compensation Committee’s review of executive officer compensation. This review, conducted by Cook & Co., includes comparisons of base salary and annual and long-term incentive levels of Cleco executive officers versus our Comparator Group as detailed in the CD&A on page 18, “Our 2011 Compensation Objectives.”

Targets for both the AIP and the LTIP are set as a percentage of base salary and stated in their dollar/share equivalent in the table above.

Estimated Future Payments under Non-Equity Incentive Plan Awards (AIP)

See page 21, “Annual Cash Bonus” for a discussion of our 2011 AIP award calculations.

32	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

EXECUTIVE OFFICERS COMPENSATION

Estimated Future Payments under Equity Incentive Plan Awards (LTIP)

The shares listed in Columns F, G, and H in the “Grants of Plan-Based Awards” table represent the potential payouts under the LTIP for the 2011 through 2013 performance cycle. With the exception of

Mr. Williamson, the chart below details the target payout for each of the named executives expressed as a percentage of base salary. Mr. Williamson’s 2011 LTIP award was granted upon hire as a transition grant and does not correlate to the percentage of base salary expressed in the table, which is the percentage of his salary designated for LTIP under the terms of his employment agreement.

Name	2011 LTIP Target as % of Base Salary
Mr. Williamson	200.0%
Mr. Olagues	65.0%
Mr. Bausewine	83.5%
Mr. Hoefling	60.8%
Mr. Fontenot	73.0%
Mr. Madison	140.0%

Outstanding Equity Awards at 2011 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - # Exercisable	Number of Securities Underlying Unexercised Options - # Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
A	B	C	D	E	F	G	H	I
Mr. Williamson	0	0			26,110	$994,791	40,000	$1,524,000
Mr. Olagues	0	3,500	$23.500	07/30/2017	2,352	$89,611	22,652	$863,041
Mr. Bausewine	0	0			1,700	$64,770	24,442	$931,240
Mr. Hoefling	0	0			250	$9,525	21,965	$836,867
Mr. Fontenot	0	0			328	$12,497	15,909	$606,133
Mr. Madison	9,000	0	$16.375	10/01/2013	25,000	$952,500	101,812	$3,879,037
	60,000	0	$22.000	01/27/2016

(1)	Mr. Williamson’s shares will vest on June 30, 2014; Mr. Bausewine’s and Mr. Hoefling’s shares will vest in equal parts on January 27, 2012 and January 27, 2013; Mr. Fontenot’s shares will vest on December 31, 2012; and Mr. Madison’s shares vested upon his retirement on January 1, 2012.

(2)	Valued at $38.10 per share, the closing price of Cleco common stock on December 30, 2011.

(3)	The shares shown in Column H represent target grants made under the LTIP for the 2011, 2010 and 2009 performance cycles ending on December 31, 2013, December 31, 2012 and December 31, 2011, respectively.

General

In addition to the restricted stock granted in 2011, the named executives, with the exception of Mr. Williamson, each have outstanding grants issued prior to 2011. This table details the outstanding equity-related awards as of December 31, 2011.

Option Awards

The options outstanding shown in Columns B and C represent grants made over the period October 2003 to July 2007. Stock option grants typically vest in increments of one-third beginning on the third anniversary of the grant date. Consequently, grants may start to be exercised beginning in year four extending through year ten. All grants expire ten years from the date of grant as shown in Column E. Option exercise prices shown in Column D are set at the fair market value on the date of grant. The fair market value on the date of grant is calculated as the average of the high and low trading prices of Cleco common stock on the date of grant rounded to the nearest eighth.

The option grants covering 9,000 shares of Cleco common stock made to Mr. Madison and the grant covering 3,500 shares made to Mr. Olagues were approved by our Compensation Committee as part of their initial hiring. The option grant covering 60,000 shares of Cleco common stock was made to reward Mr. Madison for implementation and execution of key strategic initiatives and to bring his total direct compensation further into alignment with the peer group at that time.

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	33

EXECUTIVE OFFICERS COMPENSATION

Stock Awards

The shares in Column H represent target shares granted under the LTIP for the three-year performance cycles beginning January 1,

2009, January 1, 2010, and January 1, 2011. The market values for these stock awards are based on the closing price of Cleco common stock on December 31, 2011.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares and CEUs Acquired on Vesting (#)	Value Realized on Vesting ($)
A	B	C	D	E
Mr. Williamson	0	$0	0	$0
Mr. Olagues	3,500	$45,605	9,894	$309,286
Mr. Bausewine	0	$0	10,716	$334,982
Mr. Hoefling	0	$0	11,690	$365,429
Mr. Fontenot	0	$0	7,570	$236,638
Mr. Madison	0	$0	44,238	$1,382,880

General

The “Option Exercises and Stock Vested” table details the value received during 2011 by each of the named executives as a result of the exercising of stock options and/or vesting (i.e., the lapse of restrictions) of previously awarded restricted stock.

Option Awards

The value realized on exercise of options (Column C) is based on the closing price of Cleco common stock on the date of exercise. Mr. Olagues exercised options covering 3,500 shares of Cleco common stock on November 15, 2011 when the closing price of our stock was $36.53.

Stock Awards

The number of stock award shares vested in Column D represents shares of Cleco common stock and CEUs awarded in January 2011 for the three-year LTIP cycle ended December 31, 2010. The payout on this LTIP cycle was determined by the Company’s relative TSR over the three-year performance period January 1, 2008 through December 31, 2010. In order for an award to be made, the Company had to achieve a relative TSR over the three-year performance cycle above the 30th percentile of companies included in the S&P Small and MidCap Electric and Multi Utilities Index. After removal of the top and bottom performers, Cleco ranked fourth out of 18 companies in that group for the performance period. Our TSR was 20.79%. This performance resulted in a payout of 164.6% of target.

The value of the LTIP award (Column E) was determined based on the closing price of Cleco common stock on the first trading date following the approval of the award by our Compensation Committee, or January 31, 2011. Details of the LTIP shares awarded to each of the named executives and their corresponding values were:

	LTIP Performance Cycle Ended December 31, 2010
Name	Target Shares and CEUs (#)	Opportunity Shares and CEUs (#)	Total Shares and CEUs (#)	Share Value ($ per share or CEU)	Total Value
Mr. Williamson	0	0	0	$31.26	$0
Mr. Olagues	6,010	3,884	9,894	$31.26	$309,286
Mr. Bausewine	6,510	4,206	10,716	$31.26	$334,982
Mr. Hoefling	7,102	4,588	11,690	$31.26	$365,429
Mr. Fontenot	4,598	2,972	7,570	$31.26	$236,638
Mr. Madison	26,876	17,362	44,238	$31.26	$1,382,880

Beginning with the 2006 LTIP performance cycle, the tax gross-up feature used in previous performance cycles was eliminated. The addition of CEUs was approved to address the tax payment issue, and the LTIP target award levels were adjusted to reflect the change in design.

Beginning with the 2011 LTIP performance cycle, CEUs were eliminated and annual equity awards were delivered in the form of performance shares.

34	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

EXECUTIVE OFFICERS COMPENSATION

Pension Benefits

Name	Plan Name(s)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Williamson	Cleco Corporation Pension Plan	0	$0	$0
	Cleco Corporation SERP	0	$1,590,857	$0
Mr. Olagues	Cleco Corporation Pension Plan	4	$78,343	$0
	Cleco Corporation SERP	4	$1,263,696	$0
Mr. Bausewine	Cleco Corporation Pension Plan	25	$999,244	$0
	Cleco Corporation SERP	25	$1,966,778	$0
Mr. Hoefling	Cleco Corporation Pension Plan	4	$195,119	$0
	Cleco Corporation SERP	4	$2,604,886	$0
Mr. Fontenot	Cleco Corporation Pension Plan	25	$674,942	$0
	Cleco Corporation SERP	25	$963,286	$0
Mr. Madison	Cleco Corporation Pension Plan	8	$473,268	$0
	Cleco Corporation SERP	8	$8,280,000	$0

General

The Company provides executive officers who were hired prior to August 1, 2007 and who meet certain tenure requirements benefits from the Pension Plan and the SERP. Vesting in the Pension Plan requires five years of service with the Company. With the exception of Mr. Williamson, Mr. Olagues and Mr. Hoefling, each of the named executives is fully vested in the Pension Plan. Mr. Williamson, having been hired after August 1, 2007, is not a participant in the Pension Plan and is included in an enhanced 401(k) Savings Plan for those employees hired on or after August 1, 2007.

Vesting in the SERP requires ten years of service. As a condition of his employment, Mr. Williamson is subject to a shorter vesting period in the SERP, vesting in four years. With the exception of Mr. Williamson, Mr. Olagues and Mr. Hoefling, each of the named executives is fully vested in the SERP.

The present value of each of the named executive’s accumulated benefit values was actuarially calculated and represents the values as of December 31, 2011. These calculations were made pursuant to the terms and conditions of the SERP using the projected unit credit method for valuation purposes and a discount rate of 5.08%. Other material assumptions relating to the SERP valuation include use of the RP-2000 mortality table (gender distinct), assumed retirement at age 65 and retirement payments in the form of joint and 100% survivor with 10 years certain payment. In the case of Mr. Madison, the form of payment is joint and 50% survivor.

The sum of the change in actuarial value of the Pension Plan during 2011 and the change in value of the SERP is included in Column H, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the Summary Compensation Table. Negative changes, if any, are reported as zero.

Pension Plan

The Cleco Corporation Pension Plan, restated effective November 1, 2010, is a defined benefit plan funded entirely by employer contributions.

Effective August 1, 2007, the Pension Plan was closed to new participants. Employees hired on or after August 1, 2007 are eligible to participate in an enhanced 401(k) Savings Plan. With the exception of Mr. Williamson, each of our named executives was hired prior to August 1, 2007.

Benefits under the Pension Plan are determined by years of service and the average of the highest annual earnings over five consecutive years during the last ten years of service preceding retirement. Earnings include base pay, cash bonuses, merit lump sums, imputed income with respect to life insurance premiums paid by the Company, pre-tax contributions to the 401(k) Savings Plan, salary and bonus deferrals to the Deferred Compensation Plan, and any other form of payment taxable under IRC Section 3401(a). Earnings exclude reimbursement of expenses, gifts, severance pay, moving expenses, outplacement assistance, relocation allowances, welfare benefits, benefits accrued (other than salary and bonus deferrals) or paid pursuant to the Deferred Compensation Plan, the value of benefits accrued or paid (including dividends) under the LTIP, income from the exercise of stock options, and income from disqualifying stock dispositions. For 2011, the amount of earnings was further limited to $245,000 as prescribed by the Internal Revenue Service (“IRS”).

The formula for calculating the defined benefit under the Pension Plan is as follows:

1.	Defined Benefit = Annual Benefit + Supplement Benefit

2.	Annual Benefit = Final Average Earnings × Years of Service × Pension Factor

3.	Supplement Benefit = (Final Average Earnings – Social Security Covered Compensation) × Years of Service × .0065

The pension factor varies with the retirement year. For 2011, the applicable factor was 1.29%. Social Security-covered income is prescribed by the IRS based on the year of birth.

Benefits from the Pension Plan are generally paid at normal, late or early retirement dates and are subject to a limit prescribed by the IRS, generally

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EXECUTIVE OFFICERS COMPENSATION

$195,000 in 2011. Normal retirement at age 65 entitles the participant to a full pension. A participant may elect to delay retirement past age 65 as long as he/she is actively employed. Years of service continue to accumulate (up to a maximum of 35) and earnings continue to count toward the final earnings calculation. If a participant chooses to retire after age 55 but before normal retirement age, the amount of the annual pension benefit is reduced by 3% per year between ages 55 and 62. For example, the normal pension benefit at age 55 is reduced by 21%.

SERP

The SERP is designed to provide retirement income of 65% of an executive officer’s final compensation at normal retirement, age 65. Final compensation under the SERP is based on the sum of the highest annual salary paid during the five years prior to termination of employment and the average of the three highest AIP awards paid to the participant during the preceding 60 months. Final compensation also is determined without regard to the IRS limit on compensation. The SERP benefit rate at normal retirement is reduced by 2% per year for each year a participant retires prior to age 65, with a minimum benefit rate of 45% at age 55. The final benefit rate also may be reduced further if a participant separates from service prior to age 55, is vested and has elected to commence his/her SERP benefit prior to age 62. This actuarially determined reduction factor is equivalent to that used in our Pension Plan, which is 3% for each year from age 55 to 62. For example, if a SERP participant were to terminate service at age 50 and elected to start receiving his/her SERP benefit at age 55, his/her SERP benefit rate would be 35.6%. This is the product of the minimum SERP benefit of 45% reduced by another 21% for early commencement. The actual SERP benefit payments are reduced if a participant is to receive benefit payments from our Pension Plan, has received certain employer contributions related to our 401(k) Savings Plan and/or is eligible to receive retirement-type payments from former employers and subsequent employers, if applicable. Mr. Williamson, Mr. Olagues, Mr. Hoefling and Mr. Madison will receive reduced payments from our SERP because of retirement-type payments to be received from former employers.

The SERP provides survivor benefits, which are payable to a participant’s surviving spouse or other beneficiary. The SERP also contains a supplemental death benefit that was added in 1999 to reflect market practice. If a SERP participant dies while actively employed, the amount of the supplemental death benefit is equal to the sum of two times the participant’s annual base salary as of the date of death and the participant’s target bonus payable under the AIP for the year in which death occurs. If a participant dies after commencement of benefits under the SERP, the supplemental benefit is equal to the sum of the participant’s final annual base salary and target bonus payable under the AIP for the year in which the participant retired or otherwise terminated employment. The supplemental death benefit is not dependent on years of service.

Estimated Annual Payments

The following table shows the estimated annual payments at age 55 (or actual attained age if greater than 55) to each of the named executives under the Pension Plan and the SERP as of December 31, 2011.

	Estimated Payments at Age 55 (or actual attained age if greater than 55)
	Pension	SERP	Total
Mr. Williamson (1)	$0	$0	$0
Mr. Olagues (2)	$11,914	$183,313	$195,227
Mr. Bausewine	$73,721	$117,402	$191,123
Mr. Hoefling (3)	$0	$0	$0
Mr. Fontenot	$69,913	$83,676	$153,589
Mr. Madison	$27,703	$705,340	$733,043

(1)	Mr. Williamson is not a participant in the Pension Plan since he was hired after August 1, 2007. He was not vested in the SERP benefit as of December 31, 2011, nor will he be vested by age 55. He will be vested in the SERP at age 57.

(2)	Mr. Olagues was not vested in either the Pension or the SERP benefits as of December 31, 2011. He will be vested in both benefits by age 55.

(3)	Mr. Hoefling was not vested in either the Pension or the SERP benefits at age 55, nor was he vested in either benefit as of December 31, 2011. He will be vested in both benefits at his normal retirement age.

36	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

EXECUTIVE OFFICERS COMPENSATION

Nonqualified Deferred Compensation

Name	Executive officer contributions in 2011 ($)(1)	Company contributions in 2011($)	Aggregate earnings in 2011 ($)(2)	Aggregate withdrawals/ distributions in 2011 ($)	Aggregate balance at December 31, 2011 ($)(3)
A	B	C	D	E	F
Mr. Williamson	$0	$0	$0	$0	$0
Mr. Olagues	$0	$0	$0	$0	$0
Mr. Bausewine	$20,000	$0	$7,157	$0	$238,281
Mr. Hoefling	$167,390	$0	$0	$0	$254,980
Mr. Fontenot	$40,681	$0	$0	$0	$367,275
Mr. Madison	$0	$0	$0	$0	$2,268,591

(1)	The amounts in Column B represent deferrals of salary and non-equity incentive compensation payments made to the named executive officers during 2011 and are included in the amounts shown in Columns C and G, respectively, of the Summary Compensation Table shown on page 29.

(2)	The aggregate earnings shown in Column D are not included in the Summary Compensation Table. Negative returns are reflected as zero.

(3)	The aggregate balances shown in Column F include amounts reported as salary and non-equity incentive compensation payments in the Summary Compensation Table for the current fiscal year, as well as previous years and the earnings on those amounts.

Deferred Compensation

Our named executives and other key employees are eligible to participate in the Company’s Deferred Compensation Plan. Participants are allowed to defer up to 50% of their base salary and up to 100% of their annual cash bonus, as reported in Columns C and G in the Summary Compensation Table. Consequently, the executive officer contributions listed in Column B above are made by the participant and not by Cleco. Mr. Bausewine, Mr. Hoefling and Mr. Fontenot elected to participate in the Deferred Compensation Plan during 2011. Deferral elections were made prior to the beginning of 2011 as required by the regulations under IRC Section 409A. There are no matching contributions made by the Company.

Deferrals become general funds for use by the Company to be repaid to the participant at a pre-specified date. Short-term deferrals may be paid out as early as five years following the end of the plan year (i.e., the year in which compensation was earned). Retirement deferrals are paid at the later of termination of service or the attainment of an age specified by the participant. Amounts deferred are placed in mutual fund investment accounts managed by a third-party administrator. A bookkeeping account is maintained for each participant that records deferred salary and/or bonus, as well as earnings on deferred amounts. Earnings are determined by the performance of various mutual funds recommended to management by the plan administrator. These funds are selected by our CFO based on risk/return criteria similar to the 401(k) Savings Plan. Participants select which of these mutual funds will be used to determine the earnings on their own accounts. The Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings (as these terms are defined under the SEC regulations) on compensation deferred under the plan. As such, the Deferred Compensation Plan does not provide a guaranteed rate of return.

Potential Payments at Termination or Change in Control

The tables beginning on page 41 detail the estimated value of payments and benefits provided to each of our named executive officers assuming the following separation events occurred as of December 31, 2011: termination by the executive; disability; death; retirement; constructive termination; termination by the Company for cause; and termination in connection with a change in control. We have selected these events based on long-standing provisions in our employee benefit plans such as the Pension Plan and 401(k) Savings Plan, or because we find their use common within our industry and our Comparator Group. Some of the potential severance payments are governed by the separate documents establishing the AIP, the LTIP and the SERP, and some are governed by provisions included in executive employment agreements that we have entered into with our executive officers, including our named executive officers.

In 2010, our Compensation Committee began to phase out the use of executive employment agreements for executives not hired from outside the Company. All executive officers received notices beginning in 2010 that their executive employment agreements would not be renewed at the end of their then current terms. All executive employment agreements have expired with the exception of Mr. Williamson, whose agreement was negotiated upon his hire and will have an initial term of four years, and Mr. Olagues, whose agreement will expire on April 30, 2012. Mr. Bausewine’s agreement expired upon his retirement on March 1, 2012. Mr. Hoefling’s agreement expired on January 28, 2012.

At its October 2011 meeting, our Compensation Committee approved the Executive Severance Plan to provide severance benefits to our executive officers who are not party to an employment agreement in the event of a qualifying separation (see further discussion beginning on page 26 of the CD&A). At December 31, 2011, Mr. Fontenot was the only named executive officer covered by the Executive Severance Plan. The values shown in his termination payments table are based on the

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EXECUTIVE OFFICERS COMPENSATION

provisions of that plan. Upon expiration of their executive employment agreements on the dates noted above, Mr. Olagues and Mr. Hoefling will be covered by the Executive Severance Plan. The terms of Mr. Williamson’s employment agreement are discussed in more detail on page 26 under “Change in Employment Status and Change in Control Events.”

The following narrative describes the type and form of payments and benefits for each separation event. The tables on pages 41 through 43 provide an estimate of potential payments and benefits to each of our named executive officers under each separation event. Throughout this section, reference to our “executive officers” is inclusive of our named executive officers.

Termination by the Executive

If an executive officer resigns voluntarily, no payments are made or benefits provided other than those required by law.

Disability

Annual disability benefits are payable when a total and permanent disability occurs and are paid until the executive officer’s normal retirement age, which is age 65. This benefit is provided under our SERP plan and is paid regardless of whether the executive was vested in the SERP at the time of disability. At age 65, a disabled executive is eligible to receive annual retirement benefits under the Pension Plan, for those who are participants, and the SERP as outlined beginning on pages 35 and 36 under the headings “Pension Plan” and “SERP,” respectively. The executive officer also is eligible to receive a one-time, prorated share of the current year’s AIP award and a prorated award for each LTIP performance cycle in which he/she participates to the extent those performance cycles award at their completion.

Death

A prorated share of the current year’s AIP award and a supplemental death benefit provided from the SERP are paid to an executive officer’s designated beneficiary in the event of death in service. Both are one-time payments. The executive officer’s designated beneficiary also is eligible to receive a prorated award for each LTIP performance cycle in which the executive officer participates to the extent those performance cycles award at their completion.

Annual survivor benefits are payable to an executive officer’s surviving spouse for his/her life, or if there is no surviving spouse, to the executive officer’s designated beneficiary for a period of ten years or, if no designated beneficiary is named, to the executive officer’s estate for a period of ten years. Amounts are calculated under the provisions of our Pension Plan and SERP. Please see the discussion beginning on pages 35 and 36 under the headings “Pension Plan” and “SERP,” respectively, as well as the SERP provisions relating to death while in service. Survivor benefits are paid from the SERP regardless of vested status in the SERP at the time of death. The SERP supplemental death benefit is paid only to executives who were employed by the Company on or after December 17, 1999. All of our named executives are eligible for the death benefit.

Retirement

In the event of early or normal retirement, the executive officer is eligible to receive a prorated share of the current year’s AIP award and a prorated award for each LTIP performance cycle in which he/she participates to the extent those performance cycles award at their completion. Retirement benefits are provided pursuant to the Pension Plan and SERP. Payments are made monthly and are calculated using the assumptions described in the discussion following the “Pension Benefits” table on page 35.

Constructive Termination

Payments made and benefits provided upon a constructive termination are ordinarily greater than payments made on account of an executive officer’s retirement, death or disability because separation effectively is initiated by the Company. Certain payments are made contingent upon the execution of a waiver and release in favor of the Company. Constructive termination also may be initiated by an executive officer if there has been (i) a material reduction in his/her base compensation, other than a reduction uniformly applicable to all executive officers; (ii) a material reduction in his/her authority or job duties; or (iii) a material breach of his/her employment agreement by the Company that is not cured after notice.

For those executive officers still under contract, one-time payments made under a constructive termination include the greater of the executive officer’s annualized base salary or his/her base salary for the remaining initial term of the employment agreement, the executive officer’s current year AIP target, the purchase of the executive officer’s primary residence at the higher of its average appraised value or its documented cost (not to exceed 120% of the purchase price) and the reimbursement of relocation expenses. The executive officer must move his or her primary residence more than 60 miles to qualify for the home purchase and relocation reimbursement. The executive officer is eligible to receive a prorated award for the LTIP performance cycles in which he/she participates to the extent those performance cycles award at their completion. The executive officer also is eligible to receive a one-time payment equal to the continuation coverage premium at prevailing Consolidated Omnibus Budget Reconciliation Act (“COBRA”) rates for the same type and level of health coverage elected by the executive officer and/or his or her spouse or dependents for a period of 18 months or until the executive secures other employment where group health insurance is provided, whichever period is shorter.

If the executive officer has vested retirement benefits and has attained eligible retirement age, he/she would receive retirement benefits as described under “Pension Benefits” on page 35.

Mr. Olagues and Mr. Hoefling would become fully vested in the SERP in the event of a constructive termination. This is a grandfathered benefit provided to them as a condition of their initial hiring.

Under the terms of the Executive Severance Plan, an executive would receive constructive termination payments including up to 52 weeks of base compensation, up to $50,000 in lieu of outplacement services, and reimbursement of COBRA coverage for up to 18 months.

38	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

EXECUTIVE OFFICERS COMPENSATION

Termination for Cause

“Cause” is defined as an executive’s (i) intentional act of fraud, embezzlement or theft in the course of employment or other intentional misconduct that is materially injurious to the Company’s financial condition or business reputation; (ii) intentional damage to Company property, including the wrongful disclosure of its confidential information; (iii) intentional refusal to perform the essential duties of his/her position; (iv) failure to fully cooperate with government or independent agency investigations; (v) conviction of a felony or crime involving moral turpitude; (vi) willful or reckless violation of the material provisions of Cleco’s Code of Conduct; or (vii) willful or reckless violation of rules related to the Sarbanes-Oxley Act or rules adopted by the SEC. No payments, other than those required by law, are made or benefits provided under the terms of an employment agreement or under the Executive Severance Plan if an executive officer is terminated for cause. If an executive officer is vested in the SERP, that benefit is forfeited. The value of that forfeiture is shown as a negative number in the separation payments tables.

Change in Control

The term “Change in Control” is defined in the LTIP. One or more of the following triggering events constitute a Change in Control:

•	An event involving the Company of a nature that the Company would be required to report in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act;

•

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any “person” who is a director or officer of the Company or an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)) sponsored by the Company or an affiliate, is or becomes the “beneficial owner” (as determined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

•

During any period of 24 consecutive months, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period shall have been approved in advance by directors representing at least 80% of the directors then in office who were directors at the beginning of such period;

•

The Company shall be party to a merger or consolidation with another corporation and, as a result of such transaction, less than 80% of the then outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company other than “affiliates” (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any party to such transaction, as the same shall have existed immediately before such transaction;

•	The Company sells, leases or otherwise disposes of, in one transaction or in a series of related transactions, all or substantially all of its assets;
•	The shareholders of the Company approve a plan of dissolution or liquidation; or

•

All or substantially all of the assets or the issued and outstanding membership interests of Cleco Power are sold, leased or otherwise disposed of in one or a series of related transactions to a person, other than the Company or another affiliate.

Upon a Change in Control, the vesting requirements lapse for all awards made under the LTIP at the maximum award level. Receipt of payments and benefits as a result of a Change in Control require termination as discussed below. This is commonly referred to as a “double-trigger” design. To become eligible for any payments or benefits resulting from a Change in Control, the executive officer must terminate within a period of 60 days prior to a Change in Control or up to 24 months after a Change in Control.

Termination may be involuntary or for “Good Reason.” The term “Good Reason” means that the named executive officer (i) suffers a reduction in base compensation or a significant reduction in other benefits; (ii) experiences a significant reduction in job duties; (iii) is required to be away from his/her office significantly more in order to perform his/her job duties; or (iv) experiences a change in job location of more than 60 miles. No event or condition will constitute Good Reason unless (a) the named executive officer gives the Company written notice of his or her objection to such event or condition within 60 days after he or she first learns of it, (b) such event or condition is not promptly corrected by the Company, but in no event later than 30 days after receipt of such notice, and (c) the executive resigns his or her employment with the Company not more than 60 days following the expiration of the 30-day period described in subparagraph (b).

One-time payments under the terms of an employment agreement include an amount equal to the sum of three times the executive officer’s base salary and target AIP award for the current year; the purchase of the executive officer’s primary residence at the higher of its average appraised value or its documented cost (not to exceed 120% of the purchase price) and the reimbursement of relocation expenses. The executive officer must move his/her primary residence more than 60 miles to qualify for the home purchase and relocation reimbursement. One-time payments also include premium payments at prevailing COBRA rates for the same type and level of health coverage elected by the executive officer and/or his or her spouse or dependents for a period of 36 months or until the executive officer secures other employment where group health insurance is provided, whichever period is shorter; and, with the exception of Mr. Williamson’s agreement, an estimated payment for excise taxes owed under IRC Section 280G. Mr. Williamson’s agreement contains a “best-net” provision whereby his total payments in the event of a change in control would either be (a) reduced to the limit imposed under IRC Section 280G minus $1.00 to avoid an excise tax liability or (b) paid in full such that he would incur the excise tax and be in a better position financially than he would have been had the payments been reduced to the 280G limit.

Under the Executive Severance Plan, an executive would receive an amount up to two times the sum of annualized base salary and the average non-equity incentive plan bonus over the last three fiscal years and reimbursement of COBRA premiums for up to 24 months. Payments may also include the purchase of the executive officer’s primary residence and reimbursement of relocation expenses (with terms and conditions

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EXECUTIVE OFFICERS COMPENSATION

similar to those provided under the executive employment agreements), but only if the executive relocates his/her primary residence more than 100 miles. No excise tax payments or gross-ups are made; instead, benefits may be reduced to avoid the imposition of the tax.

The executive officer becomes fully vested in the SERP upon a Change in Control.

With regard to stock awards that vest upon a Change in Control, the executive officer has six months following the Change in Control to exercise his/her stock options. Awards of time-based restricted stock and target and opportunity performance-based stock and CEUs are paid upon the earlier of the executive officer’s separation, retirement or the original completion date of the LTIP performance cycle.

With the exception of Mr. Williamson, our named executive officers who are still subject to an employment agreement would also receive: a payment equal to three times the maximum annual 401(k) Savings Plan company contribution applicable to the executive officer; an additional three years of age under the SERP benefit formula; and an additional three years of age for purposes of determining any reduction with respect to benefits commencing before the executive officer’s normal retirement date. If an executive officer is vested and of eligible retirement age, he or she may become eligible to begin to receive the annual retirement benefit described above upon a Change in Control.

Potential Payments at Termination or Change in Control

The following tables set forth the value of post-employment payments and benefits that are not generally made available to all employees. Each separation event is assumed to occur on December 31, 2011. Because Mr. Madison’s separation event occurred effective January 1, 2012, his table reflects only the retirement payments and benefits made available to him. Retirement is assumed to occur at age 55 or the named executive officer’s actual attained age if greater than 55. Estimated payments under our AIP and LTIP for disability, death, retirement and constructive termination are uncertain until the completion of the performance period/cycle. In the case of the AIP, the performance period is the current fiscal year. In the case of the LTIP, the performance cycle is a three-year period comprised of the current and next two fiscal years. The tables reflect awards and the associated LTIP dividends assuming target performance. That value is then prorated for the portion of the performance cycle the executive officer has completed assuming separation on December 31, 2011. The estimated payment for the home purchase and relocation is a projection of the expense to sell the named executive officer’s principal residence including any loss avoided by the named executive officer by having the right to sell the residence to the Company, plus the projected cost to relocate the named executive officer.

40	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

EXECUTIVE OFFICERS COMPENSATION

Mr. Williamson

Value of Payment/Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control
Cash Severance	$0	$0	$0	$0	$3,500,000	$0	$4,200,000
Annual Cash Bonus	$0	$577,500	$577,500	$577,500	$577,500	$0	$0
Present Value of Incremental SERP Payments (1)	$0	$2,458,401	$2,563,527	$0	$1,405,701	$0	$2,274,831
SERP Supplemental Death Benefit	$0	$0	$2,100,000	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$508,000	$508,000	$508,000	$508,000	$0	$3,048,000
Time-Based Restricted Stock	$0	$994,791	$994,791	$994,791	$994,791	$0	$994,791
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$0
Cash Dividends on Restricted Stock	$0	$14,967	$14,967	$14,967	$14,967	$0	$44,900
Purchase of Principal Residence/Relocation Expenses	$0	$0	$0	$0	$83,500	$0	$83,500
COBRA Medical Coverage (2)	$0	$46,998	$46,998	$0	$46,998	$0	$93,996
Present Value of Retiree Medical Coverage (2)	$0	$675,042	$396,758	$675,042	$675,042	$0	$675,042
401(k) Company Match	$0	$0	$0	$0	$0	$0	$0
Estimated Excise Tax Gross-Up (3)	$0	$0	$0	$0	$0	$0	$0

Total Incremental Value	$0	$5,275,699	$7,202,541	$2,770,300	$7,806,499	$0	$11,415,060
(1)	Under the terms of his employment agreement, Mr. Williamson would immediately vest in the SERP upon his disability, death, or constructive termination. The values shown represent the present value of benefits that would be paid to him in each of those events as of 12/31/2011.
(2)	Mr. Williamson and/or his spouse will receive COBRA coverage paid by the Company in the event of his disability, death or constructive termination for a period of 18 months. Thereafter and until their deaths, the Company will reimburse Mr. Williamson or his spouse for the employer portion of the premium for medical coverage plus any tax incurred on such reimbursement. The present values presented for disability, death, retirement and constructive termination represent an estimate of the value of family coverage (or in the event of death, single coverage) under the Company’s current retiree medical plan including the effect of inflation at 6% and the equalization of taxes.
(3)	Mr. Williamson’s employment agreement contains a best-net provision whereby his total payments in the event of a change in control would either be (a) reduced to the limit imposed under IRC Section 280G minus $1.00 to avoid an excise tax liability or (b) paid in full such that Mr. Williamson would incur the excise tax and be in a better position financially than he would have been had the payments been reduced to the 280G limit.

Mr. Olagues

Value of Payment/Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control
Cash Severance	$0	$0	$0	$0	$305,900	$0	$1,284,780
Annual Cash Bonus	$0	$201,894	$201,894	$201,894	$201,894	$0	$0
Present Value of Incremental SERP Payments	$0	$3,152,939	$1,978,436	$0	$878,068	$0	$1,296,777
SERP Supplemental Death Benefit	$0	$0	$734,160	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$567,782	$567,782	$567,782	$567,782	$0	$1,726,082
Time-Based Restricted Stock	$0	$80,209	$80,209	$80,209	$80,209	$0	$89,611
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$51,100
Cash Dividends on Restricted Stock	$0	$35,128	$35,128	$35,128	$35,128	$0	$46,393
Purchase of Principal Residence/Relocation Expenses	$0	$0	$0	$0	$83,500	$0	$83,500
COBRA Medical Coverage	$0	$0	$0	$0	$21,078	$0	$42,156
401(k) Company Match	$0	$0	$0	$0	$0	$0	$29,400
Estimated Excise Tax Gross-Up	$0	$0	$0	$0	$0	$0	$2,042,474

Total Incremental Value	$0	$4,037,952	$3,597,609	$885,013	$2,173,559	$0	$6,692,273

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	41

EXECUTIVE OFFICERS COMPENSATION

Mr. Bausewine

Value of Payment/Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control
Cash Severance	$0	$0	$0	$0	$270,300	$0	$1,232,568
Annual Cash Bonus	$0	$231,917	$231,917	$231,917	$231,917	$0	$0
Present Value of Incremental SERP Payments	$0	$491,722	$1,069,528	$0	$0	($1,857,854)	$512,774
SERP Supplemental Death Benefit	$0	$0	$681,156	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$616,188	$616,188	$616,188	$616,188	$0	$1,862,480
Time-Based Restricted Stock	$0	$64,770	$64,770	$64,770	$64,770	$0	$64,770
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$0
Cash Dividends on Restricted Stock	$0	$38,598	$38,598	$38,598	$38,598	$0	$50,279
Purchase of Principal Residence/Relocation Expenses	$0	$0	$0	$0	$67,250	$0	$67,250
COBRA Medical Coverage	$0	$0	$0	$0	$19,188	$0	$38,376
401(k) Company Match	$0	$0	$0	$0	$0	$0	$29,400
Estimated Excise Tax Gross-Up	$0	$0	$0	$0	$0	$0	$1,638,100

Total Incremental Value	$0	$1,443,195	$2,702,157	$951,473	$1,308,211	($1,857,854)	$5,495,997

Mr. Hoefling

Value of Payment/Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control
Cash Severance	$0	$0	$0	$0	$273,900	$0	$1,191,465
Annual Cash Bonus	$0	$203,371	$203,371	$203,371	$203,371	$0	$0
Present Value of Incremental SERP Payments	$0	$2,707,310	$2,390,399	$0	$2,516,632	$0	$3,217,545
SERP Supplemental Death Benefit	$0	$0	$671,055	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$581,249	$581,249	$581,249	$581,249	$0	$1,673,733
Time-Based Restricted Stock	$0	$9,525	$9,525	$9,525	$9,525	$0	$9,525
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$0
Cash Dividends on Restricted Stock	$0	$37,344	$37,344	$37,344	$37,344	$0	$47,237
Purchase of Principal Residence/Relocation Expenses	$0	$0	$0	$0	$56,500	$0	$56,500
COBRA Medical Coverage	$0	$0	$0	$0	$10,008	$0	$20,016
401(k) Company Match	$0	$0	$0	$0	$0	$0	$29,400
Estimated Excise Tax Gross-Up	$0	$0	$0	$0	$0	$0	$2,979,231

Total Incremental Value	$0	$3,538,799	$3,892,943	$831,489	$3,688,529	$0	$9,224,652

42	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

EXECUTIVE OFFICERS COMPENSATION

Mr. Fontenot

Value of Payment/Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control
Cash Severance	$0	$0	$0	$0	$225,500	$0	$645,933
Annual Cash Bonus	$0	$167,434	$167,434	$167,434	$167,434	$0	$101,475
Cash Payment in Lieu of Outplacement Services	$0	$0	$0	$0	$25,000	$0	$0
Present Value of Incremental SERP Payments	$0	$1,487,770	$971,880	$0	$0	($540,715)	$230,070
SERP Supplemental Death Benefit	$0	$0	$552,475	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$319,094	$319,094	$319,094	$319,094	$0	$960,882
Time-Based Restricted Stock	$0	$12,497	$12,497	$12,497	$12,497	$0	$12,497
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$0
Cash Dividends on Restricted Stock	$0	$20,028	$20,028	$20,028	$20,028	$0	$26,029
Purchase of Principal Residence/Relocation Expenses	$0	$0	$0	$0	$0	$0	$67,250
COBRA Medical Coverage	$0	$0	$0	$0	$46,998	$0	$62,664
401(k) Company Match	$0	$0	$0	$0	$0	$0	$0
Estimated Excise Tax Gross-Up	$0	$0	$0	$0	$0	$0	$0

Total Incremental Value	$0	$2,006,823	$2,043,408	$519,053	$816,551	($540,715)	$2,106,800

Mr. Madison

Value of Payment/Benefit	Retirement
Cash Severance	$0
Annual Cash Bonus	$841,500
Present Value of Incremental SERP Payments	$0
SERP Supplemental Death Benefit	$0
Performance-Based Restricted Stock	$2,648,423
Time-Based Restricted Stock	$952,500
Exercise of In-The-Money Stock Options	$0
Cash Dividends on Restricted Stock	$168,844
Purchase of Principal Residence/ Relocation Expenses	$0
COBRA Medical Coverage	$0
401(k) Company Match	$0
Estimated Excise Tax Gross-Up	$0

Total Incremental Value	$4,611,267

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	43

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

2011 Director Compensation

Name(1)	Fees Earned or Paid in Cash and/or Stock ($)	Stock Awards ($)(3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A	B	C	D	E	F	G	H
J. Patrick Garrett, Chairman	$167,250	$59,426	$0	$0	$0	$1,592	$228,268
Sherian G. Cadoria	$70,750	$59,426	$0	$0	$0	$0	$130,176
Elton R. King (2)	$71,294	$59,426	$0	$0	$0	$16,768	$147,488
Logan W. Kruger	$72,750	$59,426	$0	$0	$0	$7,398	$139,574
William L. Marks	$83,750	$59,426	$0	$0	$0	$16,874	$160,050
Robert T. Ratcliff, Sr. (2)	$73,302	$59,426	$0	$0	$0	$3,424	$136,152
Peter M. Scott III	$86,042	$59,426	$0	$0	$0	$6,351	$151,819
Shelley Stewart, Jr.	$70,750	$59,426	$0	$0	$0	$8,002	$138,178
William H. Walker, Jr.	$90,750	$59,426	$0	$0	$0	$6,480	$156,656
(1)	Mr. Williamson is also a named executive officer and his compensation is included in the “Executive Officers Compensation—Summary Compensation Table.” He does not receive any additional compensation for his service on the board of directors.

(2)	Mr. King and Mr. Ratcliff each have elected to receive all or a portion of their compensation as a member of the board of directors in the form of Cleco common stock. Mr. Ratcliff also elected to defer receipt of his compensation under the Company’s Deferred Compensation Plan. The fair market value of Cleco common stock for purposes of calculating directors’ compensation is computed by averaging the high and low stock price at the close of business on the Monday following the quarterly board meetings. This average is rounded to the nearest eighth. Shares issued to the directors are rounded up to a whole share, and the amount of actual compensation expense is the value of the rounded shares.

(3)	See the 2011 Form 10-K, Note 7 to the financial statements for a discussion of the valuation of these stock awards. Stock award values are being reported for directors in accordance with revised proxy disclosure rules (Item 402 of Regulation S-K) issued December 16, 2009. Shares of Cleco common stock awarded under the LTIP that were restricted as of December 31, 2011 were held by directors as follows: Mr. King, 12,805; Mr. Kruger, 6,591; Mr. Marks, 12,805; Mr. Ratcliff, 2,228; Mr. Scott, 4,047; Mr. Stewart, 1,898 and Mr. Walker, 4,074. General Cadoria, Mr. Garrett, Mr. Ratcliff and Mr. Walker have elected to defer all or some of their restricted stock awards under the Company’s Deferred Compensation Plan. Shares of Cleco common stock awarded under the LTIP, credited to their deferred compensation accounts and restricted as of December 31, 2011 were as follows: General Cadoria, 17,094; Mr. Garrett, 18,158; Mr. Ratcliff, 10,577; and Mr. Walker, 13,020.

(4)	No stock options were granted to directors in 2011. The aggregate number of option awards held by directors and outstanding as of December 31, 2011 was as follows: Mr. Ratcliff, 10,000; and Mr. Walker, 10,000.

Note:	Mr. Richard B. Crowell and Mr. W. L. Westbrook each retired from the board of directors on April 29, 2011. Their fees were prorated based on the number of months each served as a director in 2011 prior to retirement. Mr. Crowell was paid $34,027 in fees in 2011 and was granted a restricted stock award valued at $59,787 on January 28, 2011. Mr. Westbrook was paid $52,287 in fees in 2011 and was granted a restricted stock award valued at $59,787 on January 28, 2011, which he deferred under the Company’s Deferred Compensation Plan. The dollar value of the LTIP grants in Column C based on the grant date fair value as required by FASB ASC Topic 718 was $86,834 for both Mr. Crowell and Mr. Westbrook. This amount does not represent cash received by each during 2011.

General

Column B, “Fees Earned or Paid in Cash and/or Stock;” Column E, “Non-Equity Incentive Plan Compensation;” and Column G, “All Other Compensation” represent cash and/or stock compensation earned and/or received in 2011. Amounts shown in Column C, “Stock Awards,” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for annual restricted stock awards. The amounts shown in Column D, “Option Awards,” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts shown in Column F, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” represent any preferential earnings on amounts deferred under the Company’s nonqualified deferred compensation plan.

A non-management director may elect to participate in the Company’s Deferred Compensation Plan and defer the receipt of all or part of his or her fees, whether payable in cash or Cleco common stock and restricted stock. Benefits are equal to the amount credited to each director’s individual account based on compensation deferred plus applicable investment returns as specified by the director upon election to participate in the plan. Investment options are similar to those provided to participants in the 401(k) Savings Plan with the additional option to invest in Cleco common stock for non-management directors. Funds may be reallocated between investments at the discretion of the director. Accounts, which may be designated separately by deferral year, are payable in the form of a single-sum payment or in the form of substantially equal annual installments, not to exceed 15, when a director ceases to serve on the board of directors or attains a specified age.

44	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

DIRECTOR COMPENSATION

Fees Earned or Paid in Cash and/or Stock

Directors who are Cleco employees receive no additional compensation for serving as a director. In 2011, compensation for non-management directors included annual retainer and meeting fees, restricted stock awards and insurance benefits under a group accidental death and dismemberment plan.

During 2011, each non-management director received an annual retainer of $40,000 and an additional annual fee of $5,000 if the director was a chairman of a committee other than the Audit Committee, the chairman of which received an additional annual fee of $12,500. The chairman of the Executive Committee receives no additional compensation for holding that position. In 2011, each non-management director also received the following meeting fees: $1,750 for each in-person board meeting attended; $1,750 for each in-person Audit Committee meeting attended; $1,500 for each in-person other committee meeting attended; and $500 for each telephone conference meeting of the board or one of its committees attended, including the informal meetings described above under “Proposal Number 1—Election of Three Class III Directors—Independence and Organization of the Board of Directors.” As chairman of the board of directors, Mr. Garrett received an additional annual retainer of $90,000 for 2011.

Effective January 1, 2012, the annual cash retainer paid to each non-management director increased from $40,000 to $45,000, and the annual retainer for the chairman of the board increased to $100,000. Additionally, the annual retainer for the chairman of the Compensation Committee increased from $5,000 to $7,500.

Annual retainer and meeting fees are paid, at the election of each director, in the form of cash, Cleco common stock, or a combination of both cash and stock. Directors also may elect to defer receipt of their fees under the Company’s Deferred Compensation Plan. Mr. Ratcliff made such an election in 2011 with respect to his fees paid in the form of Cleco common stock and cash. Dividends credited to his deferred fees account in 2011 were $6,733. Mr. Garrett and Mr. Walker made elections to defer their fees in years past, but not in 2011. Dividends credited to their deferred fees account balances in 2011, with respect to Cleco common stock held in the Company’s Deferred Compensation Plan, were $35,791 and $26,731, respectively.

Cleco reimburses directors for travel and related expenses incurred for attending meetings of Cleco’s board of directors and board committees, including travel costs for spouses/companions.

Stock Awards

During 2011, each non-management director received an annual restricted stock award of Cleco common stock valued at $50,000, not to exceed 10,000 shares of stock. The grant date of the restricted stock awards is the date of the January board meeting each year, and the valuation date of the stock is the first trading day of the year. For 2011, the number of shares to be issued was determined by dividing 85% of the stock price on the valuation date into $50,000. Directors are not required to provide any consideration in exchange for the restricted stock award. Restrictions on the stock applicable to the award lapse after a six-year period measured from the date of the award or at the director’s retirement if earlier, and the stock cannot be sold or transferred during this period.

The dollar value of the stock awards in Column C is based on the grant date fair value computed in accordance with FASB ASC Topic 718 and does not represent cash received by the directors during 2011, nor does it represent the expense recognized for financial statement purposes in 2011. The expense recognized for financial statement purposes may vary by director based on a director’s age and remaining years of service.

Effective January 1, 2012, the annual equity award was increased to $65,000 for all directors except the non-management chairman of the board. Effective January 1, 2012, the value of this annual restricted stock award was increased to $80,000 for the non-management chairman of the board. The number of shares to be issued is determined by dividing 100% of the stock price on the valuation date into $65,000 and $80,000, respectively.

Option Awards

Column D, “Option Awards,” reflects grants made to the Company’s directors, providing them the opportunity to purchase shares of Cleco common stock at some future date at the fair market value of the stock on the date of the grant. The dollar value of stock option grants is based on the grant date fair value computed in accordance with FASB ASC Topic 718. No stock options were granted to directors in 2011. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation and, as such, further align directors’ interests with those of our shareholders.

On March 17, 2011, Mr. Ratcliff exercised options covering 2,500 shares of Cleco common stock at an exercise price of $22.25. On June 28, 2011, Mr. Walker exercised options covering 2,500 shares of Cleco common stock at an exercise price of $22.25. On November 8, 2011, General Cadoria exercised options covering 10,000 shares of Cleco common stock at exercise prices ranging from $16.25 to $18.125. The shares acquired upon exercise of these options were sold by General Cadoria on the same day at a price of $36.5657 per share.

Non-Equity Incentive Plan Compensation

There were no non-equity incentive plan awards to the Company’s directors in 2011.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Column F would include any above-market or preferential earnings on deferred compensation paid by the Company. There were no such preferential earnings paid by the Company in 2011. Cleco does not provide its directors with a pension plan.

All Other Compensation

Column G, “All Other Compensation,” includes the following:

•

Dividends paid on any restricted stock awards granted under the LTIP and not yet vested. Dividends on restricted stock are paid quarterly and at the same rate as dividends on shares of Cleco common stock. General Cadoria, Mr. Garrett, Mr. Ratcliff and Mr. Walker have

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	45

DIRECTOR COMPENSATION

elected to defer all or some of their restricted stock awards. Dividends on deferred restricted shares of Cleco common stock are not paid in cash, but instead are credited to the director’s deferred compensation account. Dividends credited in 2011 on deferred restricted stock balances were as follows: General Cadoria, $22,355; Mr. Garrett, $23,873; Mr. Ratcliff, $12,986; and Mr. Walker, $16,879. Effective January 1, 2006, Mr. Walker made an election to stop deferring receipt of his restricted stock award. Effective January 1, 2008, Mr. Walker made elections to once again defer receipt of his restricted stock awards. The dividends credited are not included in the table below or in Column G of the table above.

•

Expenses incurred for spousal/companion travel on Company business. Mr. Crowell and Mr. Westbrook retired in April 2011; expenses incurred for spousal/companion travel on Company business for their spouses were $417 and $0, respectively.

The values of the two “All Other Compensation” items are summarized in the chart that follows:

Name	Cash Dividends on Restricted Stock	Spousal/ Companion Travel	Total Other Compensation
Mr. Garrett	$0	$1,592	$1,592
General Cadoria	$0	$0	$0
Mr. King	$14,374	$2,394	$16,768
Mr. Kruger	$7,398	$0	$7,398
Mr. Marks	$14,374	$2,500	$16,874
Mr. Ratcliff	$2,501	$923	$3,424
Mr. Scott	$4,543	$1,808	$6,351
Mr. Stewart	$2,131	$5,871	$8,002
Mr. Walker	$4,573	$1,907	$6,480

Cleco also provides its non-management directors with $200,000 of life insurance and permanent total disability coverage under a group accidental death and dismemberment plan maintained by Cleco Power, a wholly owned subsidiary of Cleco. The total 2011 premium for all coverage (exempt employees, officers and directors) under this plan was $17,570.

Stock Ownership Requirements

In July 2009, the board of directors revised the stock ownership guidelines for its members. Under the guidelines, which were originally adopted by the board of directors in July 2005, Cleco recommends that its current directors beneficially own Cleco common stock having a value equal to at least five times the annual board retainer. New directors will have five years following their election to the board to meet this recommended stock ownership level, and current directors will have three years following each increase in the annual board retainer to meet this recommended stock ownership level. The intent of the guidelines is to encourage stock ownership by directors. Where the guidelines are not met within the applicable time, the matter will be reviewed by the Nominating/Governance Committee, which may determine to waive the guidelines or to make an appropriate recommendation to the board of directors. All current non-management directors meet these guidelines with the exception of Mr. Stewart, who was elected by the board of directors effective April 1, 2010.

Interests of the Board of Directors

In 2011, no non-management member of Cleco’s board performed services for or received compensation from Cleco or its affiliates except for those services relating to his or her duty as a member of Cleco’s board.

46	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

REPORT OF THE COMPENSATION COMMITTEE

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the board of directors, composed entirely of independent directors (see “Proposal Number 1—Election of Three Class III Directors—Independence and Organization of the Board of Directors” above), includes four directors who also meet the additional requirements for independence as defined under the rules of the SEC and the NYSE listing standards applicable to compensation committee members. The Compensation Committee operates under a written charter adopted by the board of directors in January 2003 and last revised in January 2012, a copy of which is posted on Cleco’s web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

The Compensation Committee is directly responsible for evaluating and establishing Cleco’s compensation and benefits philosophy as it relates to officers and other key employees; for establishing associated compensation and benefit plans and compensation and benefits levels of Cleco’s officers and other key employees; for retaining an independent consultant to advise the Compensation Committee on industry executive officer compensation and benefit practices and peer group comparisons; for annually evaluating, in conjunction with the Nominating/Governance Committee, the performance of the CEO in light of Cleco’s goals and objectives; for reviewing the CD&A with management and approving its content; for periodically reviewing the compensation practices and levels for Cleco’s board of director members and committee chairpersons; and

for annually evaluating its own performance based upon the procedures recommended by the Nominating/Governance Committee of the board.

The Compensation Committee held four regular meetings during 2011 at which each of the above listed responsibilities was addressed, including a review and discussion of the CD&A with management. During these meetings, the Compensation Committee also met with its third-party consultant independent of management. The Compensation Committee also held three formal telephone meetings during 2011.

Based on the review and discussions referred to above, the Compensation Committee recommended to Cleco’s board of directors that the CD&A and related required compensation disclosure tables be included in Cleco’s Proxy Statement and Notice of Annual Meeting of Shareholders to be held on April 27, 2012 and in the 2011 Form 10-K, and be filed with the SEC.

The Compensation Committee of the Board of Directors of Cleco Corporation

William H. Walker, Jr., Chairman

Logan W. Kruger

William L. Marks

Peter M. Scott III

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth above. There are no matters relating to interlocks or insider participation of the Compensation Committee members that Cleco is required to report.

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	47

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors, composed entirely of independent directors (see “Proposal Number 1—Election of Three Class III Directors—Independence and Organization of the Board of Directors” above), includes five directors who also meet the additional requirements for independence as defined under the rules of the SEC and the NYSE listing standards applicable to audit committee members. The board of directors also has determined that Mr. Scott is an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee operates under a written charter adopted by the board of directors in April 2000 and last revised in January 2012, a copy of which is posted on Cleco’s web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

Management has the responsibility for the preparation of Cleco’s financial statements, and PricewaterhouseCoopers LLP (the “Independent Registered Public Accounting Firm”) has the responsibility for the audit of those statements. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the Independent Registered Public Accounting Firm; reviews the scope of audits; reviews and recommends to the board of directors financial reporting and accounting practices; and reviews Cleco’s procedures for internal auditing and the adequacy of the systems of internal controls of Cleco. On a quarterly basis, the Audit Committee reviews activity reported through Cleco’s Ethics Helpline, which provides a means for employees to anonymously seek guidance or report allegations of misconduct.

The Audit Committee held seven meetings, three of which were formal telephone meetings, during 2011. The meetings were designed to facilitate and encourage private communication between the Audit Committee and Cleco’s internal auditors, the Independent Registered Public Accounting Firm and management.

The Audit Committee has reviewed and discussed with management Cleco’s audited financial statements for the fiscal year ended December 31, 2011. In addition, the Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Furthermore, the Audit Committee has received the written disclosures and the letter from the Independent Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Registered Public Accounting Firm’s communications with the Audit Committee concerning independence, and has discussed with the Independent Registered Public Accounting Firm, the auditor’s independence. The Audit Committee has considered whether the services provided by the independent auditors in 2011, described in this proxy statement, are compatible with maintaining the auditor’s independence and has concluded that the auditor’s independence has not been impaired by its engagement to perform these services.

Based on the review and discussions referred to above, the Audit Committee recommended the inclusion of the audited financial statements in Cleco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

The Audit Committee of the Board of Directors of Cleco Corporation

Peter M. Scott III, Chairman

Sherian G. Cadoria

Logan W. Kruger

Robert T. Ratcliff, Sr.

Shelley Stewart, Jr.

48	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

PROPOSAL NUMBER 2 – RATIFICATION OF APPOINTMENT OF CLECO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NUMBER 2 – RATIFICATION OF APPOINTMENT OF CLECO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Cleco is asking the shareholders to ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The Audit Committee has appointed PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2012. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in Cleco’s and its shareholders’ best interests.

Section 301 of the Sarbanes-Oxley Act of 2002 provides that the Audit Committee is directly responsible for the appointment, compensation and oversight of the work of Cleco’s independent registered public accounting firm.

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, or its predecessor, Coopers & Lybrand LLP, has served as auditors of Cleco and its predecessor continuously since 1952. A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting of shareholders. If present, the representative will have an opportunity to make a statement during the meeting if he or she so desires and will respond to appropriate questions raised during the meeting.

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	49

RELATIONSHIP WITH ACCOUNTANS

RELATIONSHIP WITH ACCOUNTANTS

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for Cleco by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2011 and 2010 were as follows:

	2011	2010
Audit	$2,106,233	$1,998,731
Audit Related	258,741	50,539
Tax	561,485	667,738

Total	$2,926,459	$2,717,008

The Audit fees for the years ended December 31, 2011 and 2010, respectively, were for professional services rendered for the audits of Cleco’s consolidated financial statements; the audit of the financial statements of certain Cleco subsidiaries; the audit of our internal controls in compliance with Section 404 of the Sarbanes-Oxley Act of 2002; consents and the issuance of comfort letters; and the review of documents filed with the SEC. The Audit fees for 2011 include $0.2 million associated with the 2010 audit of Cleco’s financial statements. The Audit fees for 2010 include $0.5 million associated with the 2009 audit of Cleco’s financial statements.

The Audit Related fees for the year ended December 31, 2011, were for professional services rendered in connection with state-mandated obligations and the Department of Energy (“DOE”) audit associated with the terms of the $20.0 million grant received under the DOE’s small grant process to implement smart-grid technology for all of Cleco Power’s customers. The Audit Related fees for the year ended December 31, 2010, were for professional services rendered for certain Cleco subsidiaries, state-mandated obligations, eXtensible Business Reporting Language and International Financial Reporting Standards.

The Tax fees for the years ended December 31, 2011 and 2010, respectively, were for services related to tax compliance reviews, tax planning and tax advice, including assistance with and representation in tax audits and appeals.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy requiring its pre-approval of all audit and non-audit services provided by the Independent Registered Public Accounting Firm. The policy requires the general pre-approval of annual audit services and specific pre-approval of all other permitted services. In determining whether to pre-approve permitted services, the Audit Committee considers whether such services are consistent with SEC rules and regulations. Furthermore, requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided. The Independent Registered Public Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with this pre-approval and the fees for the services performed to date. All of the 2011 and 2010 audit and non-audit services described above were pre-approved by the Audit Committee in accordance with the policy described above and pursuant to applicable rules of the SEC.

The board of directors unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

50	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

PROPOSAL NUMBER 3 – ADVISORY VOTE ON THE COMPENSATION OF CLECO’S NAMED EXECUTIVE OFFICERS

PROPOSAL NUMBER 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF CLECO’S NAMED EXECUTIVE OFFICERS

Last year, the majority of Cleco’s shareholders voted for an annual shareholder vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. In response to the shareholder vote, the Company’s board of directors adopted an annual frequency for advisory votes to approve the compensation of the Company’s named executive officers.

As described in detail in the CD&A under the heading “Executive Summary,” the Company’s executive compensation and benefits philosophy is designed to provide market-based programs that pay or award our executive officers at levels approximating the competitive market. In addition, we believe in paying above the market for superior performance and below the market for underperformance unless extraordinary circumstances compel us otherwise. Our overall executive compensation design philosophy for 2011 reflects our Compensation Committee’s desire to align management’s actions with the interests of Cleco’s shareholders. Our executive benefits philosophy is to offer plans and programs that allow us to consistently attract and retain executive talent. Please read the CD&A beginning on page 17 for additional details about the Company’s executive compensation philosophy and programs and “Executive Officers Compensation” beginning on page 29 for additional information about the 2011 compensation of the Company’s named executive officers.

Our Compensation Committee continually reviews the Company’s compensation programs to ensure they achieve the desired objectives. As a result of its review process, in 2011 our Compensation Committee has taken the following actions, among others, with respect to the Company’s executive compensation practices:

•	Revised the Company’s 2010 LTIP and strengthened the equity component by eliminating CEUs which historically were paid in cash;

•

Approved a new design feature for the Company’s AIP by adding a Quality Performance Factor that allows the Compensation Committee discretion (up to 10% of the target award) to evaluate how operational results were attained; and

•	Implemented a process to phase out existing employment agreements in connection with adoption of the Cleco Corporation Executive

Severance Plan and approved related amendments to the SERP, the LTIP and the Deferred Compensation Plan with respect to change in control and business transaction benefits, including the elimination of excise tax gross-up provisions.

The Company seeks your advisory vote on the compensation of Cleco’s named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Officers Compensation” sections of this proxy statement. The Company asks that you support the compensation of the Company’s named executive officers as described in this proxy statement by voting in favor of this proposal. This proposal, commonly known as a “say on pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The say on pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the board of directors. The board of directors and the Compensation Committee will review the voting results and consider them, along with any specific insight gained from shareholders of the Company and other information relating to the shareholder vote on this proposal, when making future decisions regarding executive compensation.

Accordingly, we ask our shareholders to vote on the following resolution at the 2012 annual meeting of shareholders:

“RESOLVED, that the compensation paid to Cleco’s named executive officers, as disclosed, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The board of directors unanimously recommends that you vote “FOR” the approval of the compensation of Cleco’s named executive officers as disclosed in this proxy statement.

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	51

PROPOSAL NUMBER 4 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF CLECO’S NAMED EXECUTIVE OFFICERS

PROPOSAL NUMBER 4 – CONSIDERATION OF A PROPOSAL TO REQUIRE CLECO TO ISSUE A SUSTAINABILITY REPORT

Calvert Investment Management, Inc. and The Green Century Equity Fund co-sponsored the following proposal. As of November 15, 2011 Calvert Investment Management, Inc. owned 16,235 shares of Cleco’s common stock; its address is 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814. As of November 15, 2011, The Green Century Equity Fund owned 586 shares of Cleco’s common stock; its address is 114 State Street, Suite 200, Boston, Massachusetts, 02109.

The Proposal

WHEREAS: We believe tracking and reporting on environmental, social and governance (ESG) business practices makes a company more responsive to a global business environment which is characterized by finite natural resources, changing legislation, and heightened public expectations for corporate accountability. Reporting allows companies to better integrate and gain strategic value from existing sustainability efforts, identify gaps and opportunities in products and processes, develop company-wide communications, publicize innovative practices, and receive feedback.

There has been an increase in corporate management of ESG issues and in turn, corporate sustainability reporting. According to a 2011 KPMG report (Corporate Sustainability: A Progress Report), 62% of companies surveyed (378 global companies) have sustainability strategies in place. A 2008 survey found that 80% of the Global Fortune 250 companies now release corporate responsibility data, which is up from 64% in 2005 (KPMG International Survey of Corporate Responsibility Reporting 2008). Today, companies such as Bloomberg provide information on ESG performance that investors, including Goldman Sachs and Morgan Stanley, utilize in investment decisions.

For electric utilities, water scarcity poses particularly significant business risks therefore the proponents believe increased disclosure is warranted. Thermoelectric power generation is responsible for approximately 40% of water withdrawals in the U.S. According to the 2009 report “Global Climate Change Impacts in the United States”, climate models “project that Gulf Coast states will tend to have less rainfall in winter and spring, compared with the more northern states in the region. Because higher temperatures lead to more evaporation of moisture from soils and water loss from plants, the frequency, duration, and intensity of droughts are likely to increase”. (www.globalchange.gov/usimpacts)

Furthermore, in January 2010, the SEC issued new interpretive guidance calling on companies to provide increased information on the material risks associated with climate change, including water-related risks.

Currently, Cleco has very limited public information on its programs, policies and strategies aimed at addressing ESG issues and its disclosure lags behind sector peers. Therefore, proponents encourage the company to produce a comprehensive sustainability report that includes thorough disclosure on water-related risks.

RESOLVED: Shareholders request that Cleco Corporation issue a sustainability report that includes a comprehensive discussion of the company’s sustainability risks and opportunities, including an analysis of material water-related risks. The report should be available by September 1, 2012, be prepared at reasonable cost, and omit proprietary information.

SUPPORTING STATEMENT: We recommend that the report include a company-wide review of policies, practices and metrics related to ESG performance and that Cleco commit to continuous improvement in reporting. We encourage use of the Global Reporting Initiative (GRI) Guidelines. The GRI (www.globalreporting.org) is a globally accepted reporting framework considered the gold standard of reporting. The GRI also provides a flexible reporting system that allows companies to report incrementally over time.

The Company’s Response

The board of directors unanimously recommends a vote “AGAINST” this proposal. The board of directors believes that approval of the proposed resolution is not in the best interests of Cleco or its shareholders.

Cleco already demonstrates, and will continue to demonstrate, genuine concern about the issues that would be covered in the sustainability report requested by the proponents. Cleco’s Guiding Principles, posted on our web site, reflect our commitment to compliance with all laws, standards and regulations, and preservation of our corporate reputation through ethical business practices. Cleco also is committed to the protection of the environment and the involvement by both the Company and its employees in civic improvement, charities and community activities, as stated in our Guiding Principles. The Company has in place an environmental management system that provides a process for analyzing and addressing environmental obligations for the Company’s operations that are related to water. The environmental management system shows that the Company places a high priority on the impact of its business on the environment, as well as the safety of residents and communities in which we operate.

Cleco already provides significant and sufficient disclosure of the information sought by the proponents. For example, Cleco uses continuous emission monitoring systems to accurately capture and report its emissions data for carbon dioxide, sulfur dioxide and nitrogen oxide emissions on an hourly basis year round. This information is reported to the Clean Air Markets Division of the Environmental Protection Agency (“EPA”) and is easily accessible to the public through the EPA’s website, www.epa.gov. In addition, Cleco reports annually under the Community Right to Know Act its use of certain products and chemicals, and generation of certain wastes, even if these substances are not released into the environment. Data disclosed pursuant to this rigorous reporting requirement, also known as the Toxics Release Inventory, is readily

52	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

PROPOSAL NUMBER 4 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF CLECO’S NAMED EXECUTIVE OFFICERS

available to the public and can be accessed at http://www.epa.gov/tri/tridata/data/basic/index.html. Cleco is already subject to oversight by the SEC in terms of disclosure of material risks. The Form 10-K that is being delivered to you with this proxy statement contains information regarding risks faced by the Company, including those environmental risks that the Company considers material.

The proponents suggest that Cleco follow the Global Reporting Initiative Guidelines in producing the requested report. The latest GRI guidelines are more than 40 pages long and apply to global companies with global environmental impacts rather than companies like Cleco. The data cited by proponents reports that a large percentage of Global Fortune 250 companies release corporate responsibility data. Notably, the proponents do not provide data suggesting that this type of disclosure has increased among companies similar to Cleco in terms of size, revenue and business.

Implementation of the proposal will require a significant amount of employee time and money that is not justified by the incremental benefit that might be obtained from providing the report. Cleco is in close contact with its shareholder community. Prior to receipt of this proposal, Cleco has never received a request for the increased disclosures sought by the proponents. Shareholder silence on this issue suggests that the overwhelming majority of Cleco’s shareholders are satisfied with Cleco’s current disclosure on the topics covered in the proposal. The board of directors feels strongly that Cleco’s resources are better spent focusing on improving areas of the Company that can provide tangible results to our shareholders.

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	53

ANNUAL REPORT

ANNUAL REPORT

The enclosed 2011 Annual Report and the 2011 Form 10-K, which contains Cleco’s consolidated financial statements for the year ended December 31, 2011, accompany the proxy material being mailed to all shareholders. The 2011 Annual Report and the 2011 Form 10-K are not a part of the proxy solicitation material.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE SHAREHOLDERS

If you have consented to the delivery of only one Notice, Annual Report or set of proxy materials, as applicable, to multiple Cleco shareholders who share your address, then only one Notice, Annual Report or set of proxy materials, as applicable, is being delivered to your household unless we have received contrary instructions from one or more of the shareholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the Notice, Annual Report or set of proxy materials, as applicable, to any shareholder at your address. If you wish to receive a separate copy of the Notice, Annual Report or set of proxy materials, as applicable, you may call us at 1-800-253-2652 (Office of Shareholder Assistance) or write to us at Cleco Corporation, P.O. Box 5000, Pineville, Louisiana 71361-5000, Attn: Shareholder Assistance. Shareholders sharing an address who now receive multiple copies of the Notice, Annual Report or set of proxy materials, as applicable, may request delivery of a single copy by calling us at the above number or writing to us at the above address.

PROPOSALS BY SHAREHOLDERS

Any shareholder who intends to present a proposal at the 2013 annual meeting of shareholders and who requests inclusion of the proposal in Cleco’s 2013 proxy statement and form of proxy, in accordance with applicable SEC rules, must file such proposal with Cleco no later than November 16, 2012. Proposals should be addressed to: Cleco Corporation, P. O. Box 5000, Pineville, Louisiana 71361-5000, Attn: Corporate Secretary.

The Bylaws of Cleco also require advance notice of other proposals by shareholders to be presented at any meeting of Cleco shareholders. In the case of the 2013 annual meeting of shareholders, the required notice generally must be received by Cleco’s corporate secretary no later than December 27, 2012. As discussed in Cleco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, which was filed with the SEC on November 2, 2009, Cleco’s board of directors amended Cleco’s Bylaws on October 30, 2009, to, among other things, clarify that the advance notice provisions of the Bylaws are the exclusive means for a shareholder to make director nominations or submit other business before a meeting of shareholders (other than matters properly brought under Rule 14a-8 of the SEC’s proxy rules, which contains its own procedural requirements) and to require that any shareholder submitting a proposal or a nomination of a person for election as a director to include certain additional information, as summarized below. Pursuant to the Bylaws, these amendments became effective on October 30, 2010 (the “Amended Bylaws”). Accordingly, in order for a matter to be properly presented at the meeting, any notice of a proposal by a shareholder must set forth as to each such matter of business proposed:

•	a brief description of the matter and the reasons for conducting it at the meeting;

•	the shareholder’s name and address;

•	the name of all other persons, if any, with whom the shareholder is acting in concert;

•	the class and number of Cleco shares beneficially owned by the shareholder;

•	the class and number of Cleco shares beneficially owned by all other persons, if any, with whom the shareholder is acting in concert;

•	any material interest of the shareholder’s or any person with whom the shareholder is acting in concert in the business proposed; and

•	as to the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made (each such shareholder or beneficial owner, a “Proposing Person”)

-	all ownership interests, including any derivatives, hedged positions and other economic and voting interests;

-

any proportionate interest in shares of Cleco common stock or derivative instruments held by a general or limited partnership in which such Proposing Person is a general partner or beneficially owns an interest in a general partner;

-	any pledge by or short interest of such Proposing Person of any shares of Cleco common stock;

-	any rights to dividends on shares of Cleco common stock owned beneficially by such Proposing Person that are separated or separable from the underlying shares;

54	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

PROPOSALS BY SHAREHOLDERS

-	any performance-related fees to which such Proposing Person is entitled based on any increase or decrease in the value of shares of Cleco common stock or derivative instruments;

-

a representation regarding whether such Proposing Person intends to solicit proxies with respect to the business desired to be brought before the meeting and whether such Proposing Person intends to appear in person or by proxy at the meeting; and

-	any other information relating to such Proposing Person that would be required to be disclosed in solicitations of proxies for the proposal.

If a shareholder desires to nominate a director or amend Cleco’s Amended and Restated Articles of Incorporation or Bylaws at the 2013 annual meeting, the Bylaws require that the shareholder give written notice to Cleco’s corporate secretary no later than October 26, 2012.

Any notice for nomination of a director must set forth, in addition to certain information regarding the business experience of and the shareholder’s relationship to his/her nominee:

•	the number of Cleco shares beneficially owned by the shareholder;

•	the names of all other persons, if any, with whom the shareholder is acting in concert;

•	the number of Cleco shares beneficially owned by each such person; and

•

a description of the material terms of all direct and indirect compensation and other material monetary arrangements during the past three years, and any other material relationships between or among any Proposing Person and their respective affiliates, on the one hand, and each proposed nominee and his or her respective affiliates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

For information concerning nomination of directors by the Nominating/Governance Committee, see the discussion under “Proposal Number 1—Election of Three Class III Directors—Director Nomination Process” in this proxy statement.

Any notice for amendment of Cleco’s Amended and Restated Articles of Incorporation or Bylaws must be accompanied by:

•	the text of the shareholder’s proposed amendment;

•	evidence, reasonably satisfactory to Cleco’s corporate secretary, of the shareholder’s status as a shareholder and the number of Cleco shares beneficially owned by the shareholder;

•	a list of the names of all other persons, if any, with whom the shareholder is acting in concert, and the number of Cleco shares beneficially owned by them;

•

an opinion of counsel, reasonably satisfactory to Cleco’s board of directors, to the effect that Cleco’s Amended and Restated Articles of Incorporation or Bylaws, as amended, would not conflict with Louisiana law; and

•	the additional information required by the Amended Bylaws to be included in a notice by a shareholder of a proposal to be presented at any meeting of Cleco shareholders, as summarized above.

With respect to any notices for a proposal by shareholders to be presented at any meeting of Cleco shareholders, for nomination of a director or for amendment of Cleco’s Amended and Restated Articles of Incorporation or Amended Bylaws, the Amended Bylaws also provide that a Proposing Person must be a shareholder of record as of the time of giving the notice provided for in the Amended Bylaws and at the time of the meeting at which the nomination or proposal will be considered. The Proposing Person must update and supplement the required information as of the record date and within 10 business days prior to the date of the applicable meeting. The foregoing description of the information required in any such notice does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws filed as Exhibit 3(b)(1) to the 2011 Form 10-K filed with the SEC on February 22, 2012.

The Bylaws, in which these procedures are set forth, are posted on Cleco’s web site at www.cleco.com; Investor Relations—Organizational Documents. Shareholders also may obtain a copy of Cleco’s Bylaws upon written request to Corporate Secretary, Cleco Corporation, P.O. Box 5000, Pineville, Louisiana 71361-5000.

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	55

OTHER MATTERS

OTHER MATTERS

Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others. If other matters properly come before the meeting or any adjournments or postponements, the persons named in the accompanying proxy and acting thereunder intend to vote in accordance with their best judgment.

All shares of Cleco common stock that a shareholder owns, no matter how few, should be represented at the annual meeting. The accompanying proxy therefore should be completed, signed, dated and returned as soon as possible, or you should vote through the Internet as described in the enclosed proxy card.

By Order of Cleco’s Board of Directors,

Bruce A. Williamson President, Chief Executive Officer and Director

March 16, 2012

56	CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders

CLECO CORPORATION - Proxy Statement for 2012 Annual Meeting of Shareholders	A-1

APPENDIX A

Map of Location of Annual Meeting Site

Country Inn & Suites
Pineville Convention Center

COUNTRY INN & SUITES by CARLSON
2727 MONROE HIGHWAY
PINEVILLE CONVENTION CENTER
PINEVILLE, Louisiana 71360
INTERSTATE □□
TO SHREVEPORT
RED RIVER
HWY 1 TO NATCHITOCHES
HWY 71 TO SHREVEPORT
HWY 167
TO RUSTON
HWY 165 TO MONROE
CLECO SERVICEPLEX
HWY 165
HWY. 165 BUSINESS
DONAHUE
FERRY RD.
CLECO CORPORATE HEADQUARTERS
CLECO SERVICE CENTER
HWY 28
MAIN ST.
PINEVILLE REGIONAL OFFICE
PINEVILLE EXPRESSWAY
HWY 107 TO MAR□SVILLE
BOLTON AVE
HWY 28 TO LEESVILLE
□AC□SON ST.
□AC□SON ST EXTENSION
MACARTHUR DRIVE
HWY 165, 167, 71
MASONIC DRIVE
LEE ST.
HWY 1 TO MAR□SVILLE
HWY 165 TO LA□E CHARLES
HWY 71, 167 TO LECOMPTE/BUN□IE
TO BATON ROUGE
N

Electronic Voting Instructions
You can vote by Internet!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on April 27, 2012.
Vote by Internet
• Go to www.investorvote.com/cnl
• Or scan the QR code with your smartphone • Follow the steps outlined on the secured website.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed. To elect three Class III directors each of whom will serve until
	the annual meeting of shareholders in 2015, or until their successors are elected and qualified.
1. Nominees: 01 - J. Patrick Garrett 02 - Elton R. King 03 - Shelley Stewart, Jr.
	☐ Mark here to vote FOR all nominees			01	02	03
	☐ Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4.

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐	4.	Shareholder proposal to require Cleco Corporation to issue a sustainability report.	☐	☐	☐
3.	Advisory vote to approve the compensation of Cleco Corporation’s named executive officers.	For ☐	Against ☐	Abstain ☐	5.	To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Instructions: Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of Directors. To specify different instructions with regard to cumulative voting, mark the box below with an X and write your instructions on the line below.

☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Cleco Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 27, 2012

The undersigned hereby appoint(s) Bruce A. Williamson, Wade A. Hoefling and Julia E. Callis or any of them (each with full power to act alone and with power of substitution), as proxies, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote all shares of common stock of Cleco Corporation held of record by the undersigned as of the close of business on March 1, 2012, at the annual meeting of shareholders to be held on April 27, 2012, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specific directions are given, your shares will be voted FOR Proposal 1 (the election of the three Class III director nominees listed on the reverse side hereof), FOR Proposal 2 (ratification of the Audit Committee’s appointment of Cleco Corporation’s independent registered public accounting firm), FOR Proposal 3 (advisory vote to approve the compensation of Cleco Corporation’s named executive officers), and AGAINST Proposal 4 (proposal to require Cleco Corporation to issue a sustainability report). The proxies retain the right to cumulate common stock votes, and to allocate such votes among, one or more of the nominees for director as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to Cleco Corporation’s board of directors; unless the specific number of votes for directors is listed on the reverse side. The individuals designated above will vote in their discretion on any other matter that may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes all proxies heretofore given in connection with the 2012 annual meeting of shareholders.

Please complete, sign, date and mail this proxy card in the accompanying postage-paid envelope unless you vote using the Internet.

(Items to be voted appear on reverse side.)

D	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed. To elect three Class III directors each of whom will serve
	until the annual meeting of shareholders in 2015, or until their successors are elected and qualified.
1. Nominees: 01 - J. Patrick Garrett 02 - Elton R. King 03 - Shelley Stewart, Jr.
☐	Mark here to vote FOR all nominees			01	02	03
☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4.

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐	4.	Shareholder proposal to require Cleco Corporation to issue a sustainability report.	☐	☐	☐
3.	Advisory vote to approve the compensation of Cleco Corporation’s named executive officers.	For ☐	Against ☐	Abstain ☐	5.	To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Instructions: Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of Directors. To specify different instructions with regard to cumulative voting, mark the box below with an X and write your instructions on the line below.

☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Cleco Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 27, 2012

The undersigned hereby appoint(s) Bruce A. Williamson, Wade A. Hoefling and Julia E. Callis or any of them (each with full power to act alone and with power of substitution), as proxies, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote all shares of common stock of Cleco Corporation held of record by the undersigned as of the close of business on March 1, 2012, at the annual meeting of shareholders to be held on April 27, 2012, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specific directions are given, your shares will be voted FOR Proposal 1 (the election of the three Class III director nominees listed on the reverse side hereof), FOR Proposal 2 (ratification of the Audit Committee’s appointment of Cleco Corporation’s independent registered public accounting firm), FOR Proposal 3 (advisory vote to approve the compensation of Cleco Corporation’s named executive officers), and AGAINST Proposal 4 (proposal to require Cleco Corporation to issue a sustainability report). The proxies retain the right to cumulate common stock votes, and to allocate such votes among, one or more of the nominees for director as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to Cleco Corporation’s board of directors; unless the specific number of votes for directors is listed on the reverse side. The individuals designated above will vote in their discretion on any other matter that may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes all proxies heretofore given in connection with the 2012 annual meeting of shareholders.

Please complete, sign, date and mail this proxy card in the accompanying postage-paid envelope.

(Items to be voted appear on reverse side.)

Vote-by-Internet QUICK *** EASY *** IMMEDIATE
VOTER CONTROL NUMBER

Your vote is important. Please vote immediately.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. However, voting using the Internet does not allow you to cumulate votes in the election of directors. If you wish to cumulate your director votes in a specific manner, you must complete and mail in the proxy card and follow the instructions for cumulative voting on the card.

THE WEB ADDRESS IS www.proxyvoting.com/cleco

IF YOU VOTE BY INTERNET, PLEASE DO NOT MAIL THE

PROXY CARD

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	THANK YOU FOR VOTING

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed. To elect three Class III directors each of whom will
	serve until the annual meeting of shareholders in 2015, or until their successors are elected and qualified.
1. Nominees: 01 - J. Patrick Garrett 02 - Elton R. King 03 - Shelley Stewart, Jr.
☐	Mark here to vote FOR all nominees			01	02	03
☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4.

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐	4.	Shareholder proposal to require Cleco Corporation to issue a sustainability report.	☐	☐	☐
3.	Advisory vote to approve the compensation of Cleco Corporation’s named executive officers.	For ☐	Against ☐	Abstain ☐	5.	To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Instructions: Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of Directors. To specify different instructions with regard to cumulative voting, mark the box below with an X and write your instructions on the line below.

☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Cleco Corporation

PROXY SOLICITED ON BEHALF OF THE TRUSTEE OF THE CLECO POWER LLC 401(k) SAVINGS AND INVESTMENT PLAN

AND/OR THE CUSTODIAN OF THE CLECO CORPORATION EMPLOYEE STOCK PURCHASE PLAN FOR THE

ANNUAL MEETING OF SHAREHOLDERS ON APRIL 27, 2012

The undersigned participant in the Cleco Power LLC 401(k) Savings and Investment Plan and/or the Cleco Corporation Employee Stock Purchase Plan hereby appoints, as applicable, JPMorgan Chase Bank, trustee of the Savings and Investment Plan and/or The Bank of New York, custodian of the Employee Stock Purchase Plan (each, as applicable, with full power of substitution), as proxy(ies) with respect to the number of whole and fractional units representing shares of common stock allocated to the undersigned’s accounts in the plan(s) as of the close of business on March 1, 2012, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote (and to cumulate votes, if applicable) at the annual meeting of shareholders to be held on April 27, 2012, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned participant(s). If no specific directions are given, shares subject to this proxy will NOT be voted by the trustee and/or the custodian, as applicable. The trustee and the custodian retain the right to cumulate votes for directors unless instructed otherwise on the reverse side. The trustee and/or the custodian, as applicable, will vote, in their discretion, on any other matter that may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

The undersigned hereby revokes all proxies heretofore given in connection with the 2012 annual meeting of shareholders with respect to common stock allocated to the undersigned in the plan(s).

Please complete, sign, date and mail this proxy card in the accompanying postage-paid envelope unless you vote using the Internet.

D	Non-Voting Items

Change of Address — Please print new address below.